Exhibit 10.26
SHERATON DELFINA HOTEL
PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
Between
REGIS PROPERTIES, L.L.C.,
a Delaware limited partnership
as SELLER
and
BLUE DEVILS OWNER LLC,
a Delaware limited liability company
as BUYER
As of October 13, 2010

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made as of October 13, 2010 (the “Effective Date”), by and between REGIS PROPERTIES, L.L.C., a Delaware limited partnership (“Seller”), and BLUE DEVILS OWNER LLC, a Delaware limited liability company (“Buyer”).
W I T N E S S E T H:
     A. Seller is the owner of the Property (defined below). The Property is located in the County of Los Angeles, State of California.
     B. Seller desires to sell the Property and Buyer desires to purchase the Property, on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Buyer and Seller agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1	Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Buyer agrees to purchase, all of the (and as to the Collective Bargaining Agreement (as defined below), Manager’s (as defined below)) right, title and interest in and to the following:
(a) the fee simple interest in the land situated in Los Angeles, California more particularly described on Schedule 1.1(a) attached hereto and made a part hereof, together with all and singular the rights and appurtenances of Seller pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
(b) the buildings, structures, garages, fixtures and other improvements on the Land, including specifically, without limitation, that certain hotel commonly known as “Sheraton Delfina” (the “Hotel”) and the restaurants, food and beverage, meeting and fitness facilities located therein or thereon (the property described in this clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);
(c) all tangible personal property owned by Seller and located upon the Land or within the Improvements and used solely in connection with the operation of the Land and Improvements, including specifically, without limitation, appliances, furniture, furnishings, artwork, equipment, carpeting, draperies and curtains, tools and supplies, decorations, china, glassware, linens, silver, utensils, all vehicles (if any), and other items of personal property (excluding cash and deposit accounts) in all cases subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business, such property being herein referred to collectively as the “Personal Property”);

(d) subject to Section 4.4 below, all contracts or reservations for the use of guest rooms, ballroom, banquet and restaurant facilities, conference facilities, meeting rooms or other facilities of the Hotel or located within the Improvements (“Bookings”);
(e) all assignable contracts and agreements (collectively, the “Operating Agreements”) relating to the upkeep, repair, maintenance or operation of the Land, the Improvements or the Personal Property or other property used in connection with the operation of the Hotel not rejected by Buyer in accordance with the terms hereof, including without limitation (i) the agreements listed on Schedule 1.1(e)(i) attached hereto, (ii) all equipment leases listed on Schedule 1.1(e)(ii), and (iii) the Collective Bargaining Agreement between Manager (and an affiliate thereof), and UNITE — HERE, Local 11 (“Local 11”) (the “Collective Bargaining Agreement”), but excluding (A) the Management Agreement (defined below) and (B) the License Agreements (as defined below);
(f) (i) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property; (ii) all transferable names, marks, logos, websites, domain names and designs, used in the operation or ownership of the Land, the Improvements or the Personal Property or any part thereof, if any; and (iii) all transferable licenses, franchises and permits owned by Seller and used in or relating to the ownership, occupancy or operation of the Land, the Improvements or the Personal Property or any part thereof (the property described in this clause (f) of this Section 1.1 being herein referred to collectively as the “Intangibles”);
(g) (i) all food and beverages (except the Alcoholic Beverage Inventory, which shall be conveyed in accordance with Section 4.9, below); (ii) inventory held for sale to Hotel guests and others in the ordinary course of business including all opened and unopened retail inventory in any Hotel gift shop or any other area at the Hotel conducting retail sales (collectively, “Retail Inventory”); (iii) engineering, maintenance and housekeeping supplies, including soap and cleaning materials, fuel and materials; stationery and printing items and supplies; and (iv) other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Land, the Improvements or the Personal Property, in each case to the extent located at the Hotel, together with any additions thereto prior to Closing (defined below) and subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business (all of the foregoing being referred to herein as the “Consumable Inventory” and, to the extent contained in unopened boxes, bottles, jars or containers of any type as of the Closing Date, shall collectively be referred to, together with unopened packages of china, glass, silver and linens, as the “Unopened Inventory”);
(h) all leases for the lease and occupancy of space at the Hotel (collectively, the “Leases”) listed and described on Schedule 1.1(h) attached hereto and made a part hereof, including any deposits called for under such Leases and not applied to the tenants’ obligations as of the Closing Date. For purposes of this Agreement, “Leases” do not include Bookings; and
(i) subject to Section 4.4.9 hereof, Seller’s interest in the funds contained in “house banks” for the Hotel as of the Cut-Off Time (defined in Section 4.4.10 below), whether held in the name of Seller, the Hotel or Manager and owned by Seller (collectively, the “House Bank Funds”). Buyer expressly acknowledges and agrees that the Property to be transferred to

Buyer pursuant to this Agreement does not include any reserve or other accounts created or maintained by Seller or Manager in connection with the ownership or operation of the Hotel.
1.2	Property Defined.
(a) The Land and the Improvements are sometimes collectively referred to herein as the “Real Property” and the Real Property, the Personal Property, the Bookings, the Operating Agreements, the Intangibles, the Consumable Inventory (including the Unopened Inventory), the Leases and the House Bank Funds are hereinafter sometimes referred to collectively as the “Property”; provided that, the Purchase Price does not include, and shall be adjusted with respect to, the House Bank Funds and the other adjustment items described in Section 4.4 below.
(b) Notwithstanding anything to the contrary in Section 1.1 or Section 1.2(a) above, the following items are expressly excluded from the Property:
(i) All cash on hand or on deposit in any operating account or other account or reserve, except for security deposits held by Seller as landlord with respect to any Lease and the House Bank Funds which are to be transferred at Closing subject to the terms of this Agreement;
(ii) All accounts receivable of the Hotel and all related operations with respect to periods prior to Closing (collectively, the “Receivables”); and
(iii) Any tangible or intangible property (including, without limitations, fixtures, personal property or intellectual property) identified on Schedule 1.2 hereto, owned by (A) the supplier, vendor, licensor, lessor or other party under any Operating Agreements, (B) the tenants under any Leases, (C) Manager, (D) any employees, (E) any guests or customers of the Hotel, or (F) any other third party.
1.3	Permitted Exceptions. The Real Property shall be conveyed subject to all matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (collectively, the “Permitted Exceptions”).

1.4	Purchase Price. Seller is to sell and Buyer is to purchase the Property for a total of One Hundred Two Million Seven Hundred Fifty Thousand and No/100 Dollars ($102,750,000.00) (the “Purchase Price”).

1.5	Payment of Purchase Price.
(a) On the Closing Date (defined below), Buyer shall deliver to Escrow Agent (defined below) by wire transfer an amount equal to the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, less the Earnest Money (defined below) previously delivered to Escrow Agent.
(b) The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to an escrow account designated by Seller in writing to Buyer and Escrow Agent prior to the Closing.

1.6	Earnest Money.
(a) Within one (1) business day after the full execution and delivery of this Agreement, Buyer shall deposit with Chicago Title Company (“Escrow Agent”) having its office at 700 South Flower Street, Suite 800, Los Angeles, California 90017, Attention: Patricia Schlageck, Facsimile: (213) 612-4138, the sum of Five Million and No/100 Dollars ($5,000,000.00) (together with all interest earned on such sum, the “Earnest Money”) in good funds by federal wire transfer.
(b) Upon the delivery (or required delivery) of all or any portion of the Earnest Money by Buyer to Escrow Agent, the Earnest Money (including any portion thereof that is required to be delivered but has not been delivered by Buyer) shall be fully earned by Seller and non-refundable to Buyer for any reason whatsoever, except that Buyer shall be entitled to a return of the Earnest Money in the event this Agreement is timely terminated as a result of Buyer’s election to terminate or is otherwise deemed terminated strictly in accordance with and pursuant to (i) Section 3.5 below, (ii) Section 4.8 below, (iii) Section 6.2 below, or (iv) Section 7.2 below.
(c) Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have any responsibility or liability to Buyer in connection with the accrual or payment of interest on any portion of the Earnest Money.
(d) Time is of the essence for the delivery of Earnest Money under this Agreement and the failure of Buyer to timely deliver any portion of the Earnest Money shall be a material default, and shall entitle Seller, at Seller’s sole option, to terminate this Agreement immediately and to pursue all remedies available to Seller under this Agreement and applicable law.
1.7	Escrow Instructions. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for Escrow Agent. Seller and Buyer shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent that are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend this Agreement unless expressly set forth by the mutual consent of Seller and Buyer and to the extent of any conflict between this Agreement and any such separate/additional instructions, the provisions of this Agreement shall control.

1.8	Management Agreement and License Agreements.
(a) Buyer acknowledges that (i) the Hotel is being operated and managed by KHM Delfina, LLC, a Delaware limited liability company (or an affiliate thereof) (the “Manager”), pursuant to that certain Hotel Management Agreement dated as of April 28, 2003, by and between Seller and Manager (or their predecessors-in-interest) (collectively, as amended, the

“Management Agreement”), and (ii) Seller shall cause the Management Agreement to be terminated concurrently with the Closing.
(b) Buyer acknowledges that the Property is subject to that certain Sheraton Hotel License Agreement (the “Sheraton Agreement”) dated on or about January 31, 2003, by and between The Sheraton Corporation (“Sheraton”) and Seller (the Sheraton Agreement, together with any other license agreements related to the Property, the “License Agreements”). Seller shall terminate the Sheraton Agreement effective as of the Closing Date and Buyer shall pay at Closing any termination or transfer fees associated with such termination, if applicable, unless such fees are related to a default by Seller under the Sheraton Agreement. Buyer shall attempt to enter into a replacement license agreement(s) with Sheraton (on the same terms as the Sheraton Agreement, for the remainder of the term thereof or on such other terms as are acceptable to Buyer in its sole discretion (provided such other terms do not result in a termination fee to be payable by Seller)) which will become effective as of the Closing (the “New License Agreement”); provided, however that in the event that Buyer fails to enter into a New License Agreement and is required to pay a termination fee to Sheraton, Buyer shall receive at Closing a credit against the Purchase Price in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).
(c) Buyer shall, within five (5) days after the Effective Date, subject to applicable waiting periods and timelines dictated by Sheraton, deliver a written application to Sheraton requesting that Sheraton approve Buyer as a licensee and requesting preparation and delivery of a New License Agreement (“Sheraton’s Consent”). Buyer shall use good faith, diligent, commercially reasonable efforts to reach agreement with Sheraton on the form of the New License Agreement (provided that Buyer shall accept all terms that are the same as the terms of the existing Sheraton Agreement, and a term that runs for the remainder of the term thereof). Buyer shall pay all application fees, consent fees, termination fees and other costs and expenses related to the License Agreements or the New License Agreement.
(d) Notwithstanding any provision of this Agreement to the contrary, Seller shall not be liable or responsible for the performance by Sheraton under the Sheraton Agreement, to the extent such obligations are required to be performed after the Closing.
1.9	Assumed Liabilities. At Closing, solely to the extent either (a) arising on or after the Closing or (b) Buyer receives a credit to the Purchase Price with respect to such Liabilities (as defined below) at Closing, unless otherwise stated in this Agreement, Buyer shall assume all liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen (collectively, “Liabilities”) arising from, relating to, or in connection with the Property or the Hotel, including, without limitation, all Liabilities with respect to the condition of the Property (including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Property, but subject to Seller’s express representations and warranties in Section 5.1). In addition, at Closing Buyer shall assume all obligations to pay for, and no proration shall be made or credit given for, any Consumable Inventory ordered in the ordinary course of business by Seller or Manager but which has not been delivered to the Hotel or paid for as of the Closing Date. The parties’ rights and obligations under this Section 1.9 shall survive the Closing.

1.10	Balconies/Artwork. At Buyer’s request, Seller has made a request to obtain written confirmation from the City of Santa Monica that the Property is in compliance with the “artwork” requirement set forth in Section 9H of the Development Agreement (defined below) and the “balcony landscaping” requirement set forth in Exhibit D of the Development Agreement (the “Certificate of Compliance”) and shall continue to use good faith efforts to obtain and deliver the Certificate of Compliance to Buyer on or before Closing. In the event Seller is unable to obtain the Certificate of Compliance prior to Closing, Buyer and Seller shall execute a Balconies/Artwork Holdback Agreement materially in the form attached hereto as Exhibit H which shall, among other things, require Escrow Agent to hold back from Seller’s proceeds due at Closing the sum of Fifty Thousand Dollars ($50,000) to be held in escrow for release in accordance with the terms of the Balconies/Artwork Holdback Agreement.

1.11	Parking. Buyer and Seller shall execute a Parking Holdback Agreement materially in the form attached hereto as Exhibit I which shall, among other things, require Escrow Agent to hold back from Seller’s proceeds due at Closing the sum of One Million Five Hundred Thousand Dollars ($1,500,000) to be held in escrow for release in accordance with the terms of the Parking Holdback Agreement.
ARTICLE II
TITLE AND SURVEY
2.1	Commitment for Title Insurance. Seller has obtained and delivered to Buyer, a preliminary commitment for title insurance dated August 6, 2010 (Order No. 106744376-X49) (the “Title Report”) covering the Land and the Improvements from Chicago Title Company (Title Agent: Mike Slinger) (the “Title Company”), and a copy of each document referenced in the Title Report as an exception to title to the Real Property. Buyer shall deliver to Seller, within five (5) days after receipt by Buyer, a copy of any updates (each a “Title Update”) to the Title Report, together with a written statement by Buyer of all objections to title disclosed by any such Title Update.
2.2	Survey. Seller has delivered to Buyer an ALTA survey of the Real Property prepared by O.K.O. Engineering Inc., dated March 5, 2008 (Job No. 2008-55) (the “Seller’s Survey”). Buyer shall, at its own cost and expense, obtain any update it deems necessary or desirable for Buyer’s review and inspection of the Land and Improvements. Seller’s Survey, as may be updated pursuant to the foregoing, shall be deemed the “Survey” for the purposes of this Agreement.
2.3	Title and Survey Examination. Buyer shall have until the day immediately prior to the Effective Date to notify Seller, in writing, of such objections as Buyer may have to anything contained in the Title Report, a Title Update or the Survey. Any item contained in the Title Report, any Title Update or any matter shown on the Survey to which Buyer does not object in writing prior to the Effective Date shall automatically and irrevocably be deemed a Permitted Exception. In the event Buyer shall notify Seller, in writing, of objections to title or to matters shown on the Survey prior to the Effective Date, Seller shall have the right, but not the obligation, to cure such objections. Within five (5) days after receipt of Buyer’s notice of objections, Seller shall notify Buyer in writing whether Seller elects to attempt to cure any or all of such objections. If Seller elects to attempt to cure, Seller shall have the right to attempt to remove, satisfy or cure the same and for this purpose Seller shall, at Seller’s election, be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed sixty (60) days after the Outside Closing Date. If Seller elects not to cure any objections specified in Buyer’s notice, or if Seller is unable to effect a cure of those objections which it elected to cure prior to the Closing (or any date to which the Closing has been adjourned) and so notifies Buyer in writing, or if Seller fails to respond to Buyer’s notice within said five (5) day period, Buyer shall accept a conveyance of the Property subject to the Permitted Exceptions and any matter objected to by Buyer which Seller is unwilling or unable to cure (each of which shall also be deemed to be Permitted Exceptions), and without reduction of the Purchase Price. Notwithstanding any provision of this Agreement to the contrary (i) in no event shall Seller have any obligation to cure any title matter objected to by Buyer other than liens of a liquidated and ascertainable amount caused by Seller or its agents, including Manager, including any mortgage or other financing secured by the Property or any portion thereof, and (ii) any proposed cure of a title objection to be effected by Seller through an inducement to the Title Company to issue affirmative title coverage by endorsement or otherwise shall first be subject to Buyer’s approval in its sole and absolute discretion.
2.4	Conveyance of Title. At Closing, Seller shall convey and transfer to Buyer title to the Real Property subject to the Permitted Exceptions. Notwithstanding anything contained herein to the contrary, the Real Property shall be conveyed subject to the following matters, all of which shall be deemed to be Permitted Exceptions:
(a) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;
(b) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Real Property;
(c) items appearing of record or shown on the Survey and, in either case, not objected to by Buyer or waived or deemed waived by Buyer in accordance with Section 2.3 hereof; and
(d) the rights of the tenants under the Leases.
2.5	Title Policy. As an express condition precedent to Buyer’s obligations to close the transaction contemplated hereby, Title Company shall irrevocably commit to issue at Closing an ALTA owner’s title insurance policy to Buyer in accordance with the Title Report, insuring Buyer’s title to the Real Property as of the time and date of Closing, in the amount of the Purchase Price, subject only to the Permitted Exceptions (“Title Policy”).
ARTICLE III
INSPECTION PERIOD
3.1	Right of Inspection. Prior to the Effective Date, Seller has delivered to Buyer, those documents, reports, agreements and other information listed on Schedule 3.1 hereof (collectively, “Seller’s Documents”). At all times prior to the Closing Date (hereinafter referred to as the “Inspection Period”), Buyer shall, subject to the rights of the Manager under the Management Agreement, guests of the Hotel and the tenants under the Leases, have the right to make a physical inspection of the Real Property and to examine at such place or places at the Hotel or elsewhere as the same may be located, any operating files maintained by or for the benefit of Seller in connection with the leasing, current maintenance and/or management of the Property (“Property Information”), including, without limitation, the Management Agreement, the Leases, the Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Hotel, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Hotel, environmental audits, engineering and building inspection reports and similar materials, but excluding materials not directly related to the current maintenance and/or management of the Property which are reasonably deemed to be of a proprietary nature. Buyer shall keep all Property Information and Seller’s Documents strictly confidential, provided that Buyer may deliver copies of the same to its attorneys, accountants and other advisors in connection with the acquisition of the Property and to current and prospective lenders, investors and partners provided that such parties agree to maintain the confidentiality of such Property Information in accordance with the requirements of Section 10.1 below, subject to any reporting requirements to which Buyer is otherwise subject under applicable securities and other laws, rules and regulations. Buyer understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours’ prior notice (via telephone or e-mail, anything herein contained to the contrary notwithstanding) to Seller and in the presence of Seller and, at Seller’s option, Manager, or their respective representatives. Such physical inspection shall not materially disturb Hotel guests or tenants under the Leases nor unreasonably interfere with the use of the Property by Seller or Manager, or damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Buyer obtains Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Buyer with respect to inspections and/or tests on the Real Property, Buyer shall repair any damage caused to the Property on account of any such inspections and/or tests to a condition which is as near to the condition as existed prior to any such inspections and/or tests, at Buyer’s sole cost and expense. Seller shall reasonably cooperate with Buyer in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Buyer shall not disrupt Seller’s or Manager’s or any tenant’s or guest’s activities on the Real Property and shall not contact any of Manager’s employees, or any other employees working at the Hotel, any guests of the Property, any party to an Operating Agreement, any tenants under the Leases or any governmental employee or authority without (a) providing reasonable advance notice in writing to Seller or Manager (via e-mail or telephone, anything herein contained to the contrary notwithstanding) describing the timing, nature, subject and means of any desired communication, and (b) in each instance obtaining Seller’s or Manager’s prior consent (via e-mail or telephonically), and (c) irrespective of whether Buyer delivers such notice, providing Seller with the option to either attend or participate in any meetings, conversations or communications between Buyer and such party or expressly waiving its right to do so in writing and Buyer shall not communicate in any manner with any such party without satisfying the foregoing, provided that (i) Buyer shall have the right to make such inquiries and have such communications with governmental authorities and entities as shall reasonably be required in connection with its environmental, engineering, zoning and land use investigation of the Real Property without obtaining Seller’s consent so long as Buyer provides Seller not less than twenty-four (24) hours prior written notice (via e-mail or telephone, anything herein contained to the contrary notwithstanding) and allows Seller the opportunity to attend or participate in any such meetings, conversations or communications, and (ii) Buyer shall have the right to conduct such interviews with the Hotel General Manager, Director of Sales, Revenue Manager, Controller and Chief Engineer as Buyer shall reasonably require and Seller and Manager shall cause all of the same to cooperate in connection therewith. Buyer agrees to indemnify against, defend, protect and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries arising out of or resulting from or in connection with the inspection of the Property by Buyer or its agents, employees, representatives, consultants or contractors (provided that Buyer shall have no such obligation with respect to pre-existing conditions that are merely discovered as a result of Buyer’s inspections) and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify, defend, protect and hold harmless Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Buyer. Buyer agrees (i) that prior to entering the Property to conduct any inspection, Buyer shall obtain and maintain, and shall cause each of its contractors and agents to maintain (and shall deliver evidence satisfactory to Seller thereof), at no cost or expense to Seller, commercial general liability insurance from an insurer reasonably acceptable to Seller in the amount of Two Million Dollars ($2,000,000) with combined single limit coverage for personal injury or property damage per occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal injury or property damage caused by Buyer or its agents, representatives or consultants in connection with any such tests and investigations, and (ii) to keep the Property free from all liens and encumbrances caused by its inspections of the Real Property. Buyer’s insurance may not be canceled or amended except upon thirty (30) days’ prior written notice to Seller.
3.2	Seller Due Diligence Materials. BUYER ACKNOWLEDGES THAT (1) BUYER HAS RECEIVED COPIES OF THE ENVIRONMENTAL, ENGINEERING, SOILS AND OTHER REPORTS REGARDING THE CONDITION OF THE PROPERTY (COLLECTIVELY, THE “REPORTS”) LISTED ON SCHEDULE 3.2 ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL REPORTS OR OTHER DOCUMENTS TO BUYER, BUYER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS OR OTHER DOCUMENTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY REPORTS OR OTHER DOCUMENTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO BUYER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO BUYER AND WITHOUT ANY REPRESENTATION OR WARRANTY OF SELLER AS TO THEIR ACCURACY OR COMPLETENESS OF FACTS OR OPINIONS SET FORTH THEREIN AND THAT ANY RELIANCE BY BUYER ON SUCH REPORTS OR OTHER DOCUMENTS IN CONNECTION WITH THE PURCHASE OF THE PROPERTY IS UNDERTAKEN AT BUYER’S SOLE RISK. BUYER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM THE OFFERING MATERIALS PREPARED IN CONNECTION WITH THE SALE OF THE PROPERTY OR ANY REPORT OR OTHER DOCUMENTS MADE AVAILABLE TO BUYER OR

ITS REPRESENTATIVES. BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE CONDITION OF THE PROPERTY TO THE EXTENT BUYER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE. For purposes of this Agreement, the term “Seller Due Diligence Materials” shall mean (i) the Reports, the Property Information and all other documents and materials provided or otherwise made available by Seller to Buyer pursuant to Section 3.1 and the other provisions of this Agreement or otherwise, together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations, and (ii) all information set forth in this Agreement and the exhibits and schedules attached hereto and hereby made a part hereof.

3.3	Intentionally omitted.
3.4	On or prior to the date immediately prior to the Effective Date, Buyer shall have the right to notify Seller in writing of those Operating Agreements that it rejects and therefore requires be terminated by Seller prior to Closing.

3.5	Buyer shall have the right, upon written notice to Seller, to be given, if at all, on or before October 26, 2010 (the “Board Approval Deadline”), to terminate this Agreement in the event Buyer has not obtained internal board of trustee approval for the transaction contemplated herein, by giving written notice thereof to Seller on or before the Board Approval Deadline. If Buyer gives such notice of termination on or before the Board Approval Deadline, this Agreement shall terminate, the Earnest Money shall be returned to Buyer and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence with respect to the provisions of this Section 3.5. If Buyer fails to give Seller a notice of termination on or before the Board Approval Deadline, Buyer shall no longer have any right to terminate this Agreement under this Section 3.5 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant and subject to the terms of this Agreement..
ARTICLE IV
CLOSING
4.1	Time and Place. Subject to the provisions of Section 4.6 and 4.7 below, the consummation of the transaction contemplated hereby (“Closing”), as evidenced by the payment and release of the Purchase Price to Seller, shall occur on or before noon (local time at the Real Property) on the date that is ten (10) days after the later of (i) the date Buyer has obtained notice from Sheraton of Sheraton’s Consent or (ii) the date Buyer and Sheraton have reached final agreement on an execution form of New License Agreement, provided that in no event shall such date be later than November 30, 2010 (“Outside Closing Date”) (with the actual date of Closing being referred to herein as the “Closing Date”) such that if Buyer does not send written notice identifying the proposed Closing Date on or prior to that date which is three (3) business days prior to the Outside Closing Date, then, subject to the provisions of Section 4.6 and 4.7 below, the Closing shall occur on the Outside Closing Date. Notwithstanding the foregoing, Buyer shall have the right, upon delivery of written notice to Seller, to be given, if at all, on or before November 23, 2010, to extend the Outside

Closing Date to December 30, 2010 in the event that Buyer has not obtained Sheraton’s Consent and Buyer and Sheraton have not reached final agreement on an execution form of New License Agreement prior to the date of such notice. The Closing shall occur through an escrow administered by Escrow Agent with the Purchase Price and all documents (unless otherwise mutually agreed) shall be deposited with the Escrow Agent as escrowee. At Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.
4.2	Seller’s Closing Obligations and Deliveries. At Closing, Seller shall through Escrow Agent make the following deliveries and take the following actions (with each item to be delivered to Escrow Agent not later than one (1) business day prior to the scheduled Closing Date):
(a) Deliver to Buyer a duly executed grant deed (the “Deed”) in the form attached hereto as Exhibit A and made a part hereof, conveying the Land and the Improvements, subject only to the Permitted Exceptions, together with any required real estate transfer tax declarations or any similar documentation required to evidence the payment of any tax imposed by the State of California, County of Los Angeles and/or City of Santa Monica on the transaction contemplated hereby;
(b) Execute and deliver to Buyer two (2) original counterparts of a bill of sale in the form attached hereto as Exhibit B and made a part hereof, conveying the Personal Property and Consumable Inventory without warranty of title (except as provided herein) or use and without warranty, expressed or implied, as to merchantability and fitness for any purpose;
(c) Execute and deliver to Buyer two (2) original counterparts of an assignment of Seller’s interest in the Operating Agreements (and cause Manager to assign its interest in the Collective Bargaining Agreement), the Bookings and the other Intangibles (in each case to the extent assignable) (“Assignment of Contracts”) in the form attached hereto as Exhibit C and made a part hereof;
(d) Execute and deliver to Buyer two (2) original counterparts of an assignment of Seller’s interest in the Leases in the form attached hereto as Exhibit D and made a part hereof;
(e) Deliver to Buyer a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 4.6(b). If, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;
(f) Deliver to Buyer and the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(g) Deliver to Buyer an affidavit duly executed by Seller stating (i) that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, and (ii) addressing any similar California law disclosure requirements, in the form attached hereto as Exhibit E and made a part hereof;
(h) If not already delivered to Buyer, deliver to Buyer, the Leases, the licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records that are material in connection with the continued operation, leasing and maintenance of the Property; provided that any such items shall be deemed to have been delivered by Seller to Buyer if Seller leaves such items at the Property and/or if Manager has possession of such items. Buyer shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any relevant instruments, files and records, which right shall survive the Closing;
(i) Deliver to the Escrow Agent an executed closing statement consistent with this Agreement and in a customary form;
(j) Deliver evidence of the termination of the License Agreements;
(k) Deliver the certificates/registrations of title for any vehicles owned by Seller and used in connection with the Property;
(l) Deliver notices addressed to all interested parties, including tenants under the Leases, that the Property has been conveyed to Buyer and directing all payments and inquiries to Buyer at its address;
(m) Execute and deliver two (2) original counterparts of the Balconies/Artwork Holdback Agreement;
(n) Execute and deliver two (2) original counterparts of the Parking Holdback Agreement; and
(o) Deliver such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement, provided that none of the same shall increase the burdens upon or decrease the benefits to Seller hereunder.

4.3	Buyer’s Closing Obligations and Deliveries. At Closing, Buyer shall through Escrow Agent make the following deliveries and take the following actions on the Closing Date:
(a) Pay to the Escrow Agent the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be applied towards payment of the Purchase Price;
(b) Join Seller in execution of (or deliver original executed counterparts of) the instruments described in clauses (c), (d), (i), (m) and (n) of Section 4.2 above;
(c) Deliver a letter duly executed by Buyer, in the form attached hereto as Exhibit F, confirming that Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and, in the event Buyer is unable or unwilling to make such a representation, Buyer shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;
(d) Deliver a certificate, dated as of the Closing Date and executed on behalf of Buyer by a duly authorized officer thereof, stating that the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the Closing Date;
(e) Deliver to Title Company such evidence as Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;
(f) Buyer hereby covenants and agrees to (i) obtain a sales tax license or permit for the Hotel from each of the applicable jurisdictions and provide an exemption or resale certificate (each, a “Resale Certificate”) to Seller not less than two (2) business days prior to Closing (it being the express intention of the parties hereto that no Sales Tax shall be due and payable by Seller (or any Affiliate of Seller) in connection with Buyer’s inability or failure to obtain such Resale Certificates;
(g) Execute or cause its post-Closing Hotel manager to execute an assumption of the Collective Bargaining Agreement unless Buyer has executed a new management agreement with Manager prior to Closing;
(h) Execute the New License Agreement, if applicable; and
(i) Deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement, provided that none of the same shall increase the burdens upon or decrease the benefits to Buyer hereunder.
4.4	Prorations, Credits and Other Adjustments. At Closing, Buyer and Seller shall prorate all items of income and expense which are customarily prorated between a buyer and seller for hotel properties comparable to the Hotel including, without limitation, the prorations and other adjustments provided below and in Section 1.8(b), Section 1.10 and Section 1.11, and the net amount consequently owing to Seller or Buyer shall be added to or subtracted from the proceeds of the Purchase Price payable to Seller at Closing. Beginning as close to the anticipated Closing Date as practicable, Seller shall, in consultation with Buyer and with Buyer’s reasonable cooperation, cause to be prepared a prorations and credit statement (the “Preliminary Statement”) which shall reflect all of the prorations, credits and other adjustments to the Purchase Price at Closing required under this Section 4.4, Section 1.8(b), Section 1.10 and Section 1.11, or under any other provision of this Agreement. As soon as Buyer and Seller have agreed upon the Preliminary Statement, they shall jointly deliver a mutually signed copy thereof to Escrow Agent.
     4.4.1 Proration of Taxes. All real estate ad valorem taxes, general assessments and special assessments and all personal property ad valorem taxes assessed against the Hotel (generically, “Taxes”) and payable during the tax year in which Closing occurs and which are then due and payable shall be paid by Seller at or before Closing, and all of the same payable during the tax year in which Closing occurs shall be prorated between Buyer and Seller as of the Closing Date in accordance with local custom for the proration of taxes in commercial real estate transactions in Santa Monica, California. Taxes which become due and payable and applicable to any following tax year, shall be the responsibility of Buyer. Seller retains the right to commence, continue and settle any proceeding to contest any taxes for any taxable period which encompasses any period prior to the date of the Closing, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings, provided that, to the extent the same are prorated hereunder, Buyer shall be entitled to its prorated share thereof.
     4.4.2 General Proration of Expenses.
(a) The following items of expense with respect to any portion or aspect of the Hotel shall be prorated between Seller and Buyer as of the Closing Date:
(i) All charges and expenses under any Operating Agreements.
(ii) All utility charges (but excluding any utility deposits). To the extent reasonably practicable, though, in lieu of prorating the charges for any metered utility service, Buyer and Seller shall endeavor to have the utility read the meter as early as possible on the Closing Date, render a final bill to Seller based on such reading and bill all subsequent service to Buyer.
(iii) Prepaid expenses of the Hotel, but including without limitation, (1) the expense of all licenses and permits obtained in connection with the operation of the Hotel, and (2) the expense of all insurance obtained by Seller or Manager for the Hotel and transferred to and assumed by Buyer.
(iv) Fees, compensation and all other amounts payable under the License Agreements prior to the termination thereof shall be the responsibility of Seller (other than termination fees under the Sheraton Agreement, if any), and the fees, compensation and all other amounts payable under the New License Agreement (if applicable) together with termination fees under the Sheraton Agreement, if any, shall be the responsibility of Buyer.
(v) All other Hotel operating expenses, other than employment expenses (which are covered by Section 4.4.3 below).

     4.4.3 Employment Expenses.
(a) Seller shall be responsible for all wages and other amounts owed to employees of Manager and/or Seller at the Property relating to the period prior to the Cut-Off Time, and Buyer shall be responsible for all wages and other amounts due to employees at the Property relating to the period after the Cut-Off Time. The obligation to pay or reimburse the Manager for the wages, salaries and other benefits of employment of employees of Manager and/or Seller, together with applicable employment and withholding taxes of such employees, shall be allocated between Buyer and Seller as set forth in this Section 4.4.3.
(i) With respect to hourly employees, (a) wages of hourly employees shall be allocated according to hours worked during the current pay period before and after the Cut-Off Time; (b) employment and withholding taxes for the current pay period for such employees shall be allocated in the same manner as wages; (c) accrued vacation and required contributions to health, pension and other benefit plans for such employees shall be allocated on the basis used by Manager under the Management Agreement for allocating such costs to particular accounting periods, with such costs attributable to the accounting period in which the Closing Date occurs to be allocated on a per diem basis according to the number of days in the current period occurring before and after the Cut-Off Time.
(ii) With respect to salaried employees, salaries, employment and withholding taxes, accrued vacation and other employment benefits for salaried employees shall be allocated on the basis used by the Manager under the Management Agreement for allocating such costs to particular accounting periods, with such costs during the accounting period in which the Closing Date occurs to be allocated on a per diem basis according to the number of days in the current period occurring before and after the Cut-Off Time.
(iii) Pension expenses for eligible employees shall be prorated at Closing based on actual payroll amounts as reflected in Manager’s books as of the Closing Date.
(b) Notwithstanding any provision of this Agreement to the contrary, Seller shall pay out as of Closing all (i) severance or separation payments, (ii) sick pay, and (iii) “hospitalization pay”, if any, existing as of the Closing Date.
(c) Seller shall be responsible for all pension plan payments payable to the Retirement Plan (as defined in Section 5.8(d) below), which is Local 11’s multi-employer plan under the Collective Bargaining Agreement to the extent relating to the period prior to the Cut-Off Time. Buyer shall be responsible for all pension plan payments payable to the Retirement Plan under the Collective Bargaining Agreement to the extent relating to the period on or after the Cut-Off Time.
(d) To the extent required by applicable law, accrued wages, vacation pay, health and welfare benefit plan payments and other amounts accrued as of the Closing Date and due to employees of the Hotel shall be paid at Closing by Seller and shall not be prorated unless Seller obtains consent from employees to allow accrued vacation and/or other benefits to be carried over to their employment with Buyer.
4.4.4 Hotel Revenues.
(a) At Closing, Seller and Buyer shall share equally all revenues from the Hotel guest rooms and facilities occupied on the evening immediately preceding the Closing Date, including any sales taxes, room taxes, occupancy taxes and other taxes charged to guests in such rooms, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocable to such rooms with respect to the evening immediately preceding the Closing Date. All revenues from restaurants, lounges, vending machines and other service operations conducted at the Property shall be allocated based on whether the same accrued before or after the Cut-Off Time as described in the preceding sentence, and Seller shall cause the Manager to separately record sales occurring before and after the Cut-Off Time at the Property. The foregoing amounts are referred to collectively as “Guest Revenues”. Notwithstanding the foregoing, all revenues from any bars and lounges at the Property shall be prorated based on the actual closing time for such bar or lounge. For example, if such bar or lounge closes at 2:00 a.m. on the Closing Date, Seller shall retain the revenues from such services and operations even though such revenues were generated two (2) hours after the Cut-Off Time.
(b) Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Buyer, based on when the function therein commenced, with (i) one-day functions commencing prior to the Cut-Off Time being allocable to Seller, (ii) functions commencing after the Cut-Off Time being allocable to Buyer, and (ii) multi-day functions being allocated between Seller and Buyer according to when the event commences and is scheduled to end. The foregoing amounts are referred to collectively as “Conference Revenues.”
(c) At Closing, the right to collect all Receivables not actually collected by Seller or Manager prior to the Cut-Off Time shall be retained by Seller. Buyer shall, at no more than di minimis third party out-of-pocket costs to Buyer, reasonably cooperate with Seller and Manager in connection with Seller’s collection efforts after Closing and, to the extent any Receivables are paid to Buyer or Buyer’s agents after Closing, Buyer shall cause all such Receivables to be promptly remitted to Seller.
(d) Any operating revenues not otherwise provided for in this Section 4.4, shall be prorated between Buyer and Seller as of Closing.
4.4.5 Rent. Rent and other payments payable by tenants, licensees, concessionaires, and other persons using or occupying the Real Property or any part thereof under a Lease or otherwise, if any, for or in connection with such use or occupancy, including, without limitation, fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, common area maintenance charges, HVAC charges, payments of taxes and insurance expenses, promotional/marketing charges, construction receivables and other sums and charges payable by the tenants under the Leases (collectively, “Rent”) shall be prorated as of the Closing such that Seller will be entitled to Rent attributable to periods prior to the Closing and Buyer will be entitled to Rent attributable to periods from and after the Closing, all as more particularly set forth below:
(a) All Rent, other than Percentage Rent (as defined below), collected by Seller, prior to Closing, under the Leases for the month in which the Closing occurs (“Current Rent”) shall be prorated as of the Closing Date.
(b) All Rent other than Current Rent (“Rent Arrears”) shall not be prorated at Closing. In the event that either Buyer or Seller receives Rent from a tenant after the Closing Date, such Rent shall be applied in the following order of priority (after deduction of actual out-of-pocket costs of collection paid by Buyer to third parties): (a) first to current rent due to Buyer, (b) second to delinquent rent due to Buyer, and (c) thereafter to Rent Arrears due to Seller from such tenant. Any sums owed to Seller pursuant to the foregoing shall be paid by Buyer within ten (10) days following receipt by Buyer. Buyer shall pursue all Rent Arrears in a commercially reasonable manner and shall have the right to negotiate settlements with tenants who have Rent Arrears as it may determine in good faith; provided that, (x) Seller shall have the unrestricted right to pursue collection from any tenant not in possession of its space as of the Closing Date in Seller’s sole discretion including, without limitation, initiating and prosecuting a lawsuit against the applicable tenant (other than a lawsuit seeking eviction), and (y) in the event that after Closing Buyer evicts or otherwise terminates the possession of any tenant with Rent Arrears, if Buyer has neither released the tenant nor pursued eviction to judgment, Seller shall have the unrestricted right to pursue collection from such tenant in Seller’s sole discretion including, without limitation, initiating and prosecuting a lawsuit against the applicable tenant.
(c) Percentage rent or overage rent (referred to herein as “Percentage Rent”) under the Leases shall be prorated between Buyer and Seller on a Lease-by-Lease basis with Seller entitled to the portion of total Percentage Rent paid under each Lease for the portion of the current Lease Year (as defined below) in which the Closing occurs (the “Subject Lease Year”) occurring prior to the Closing Date and Buyer being entitled to the balance of Percentage Rent for the remainder of the Subject Lease Year, based on the monthly accruals of Percentage Rents under the Leases for the period through the month in which the Closing Date occurs, with an adjustment to be made post-closing to account for any Percentage Rent attributable to the month in which the Closing Date occurs. As used herein, the term “Lease Year” means the twelve (12) month period (or, as to tenants for which the Closing occurs during a partial Lease Year, such applicable shorter period) as to which annual Percentage Rent is owed under each Lease.
     4.4.6 Hotel Payables. At Closing, Buyer shall receive a proration credit equal to the excess of (a) the aggregate estimated amount of all outstanding accounts payable for the Hotel as of the Closing Date (“Hotel Payables”) in the Preliminary Statement over (b) Buyer’s prorated share of such Hotel Payables under Section 4.4.2, and Buyer shall assume the obligation to satisfy all Hotel Payables. After Closing, before paying any amount invoiced or otherwise claimed by a third party due with respect to the Hotel operations prior to Closing which is not included on such schedule (or is claimed in an amount larger than that shown on such schedule), Buyer shall first submit such invoice or claim to Seller. Unless Seller, within fifteen (15) days after receiving such submission, objects to such invoice or claim (thereby making it a “Seller Disputed Payable”), Buyer may pay the same and take a credit for such payment on the Final Statement. Notwithstanding the foregoing, upon Closing, Buyer shall assume all obligations of Seller to pay for any (i) consumables or other items ordered by or for the benefit of Seller in the ordinary course of business but which are not yet received as of the Closing Date, and (ii) items or services listed on a purchase order log prepared by Manager, which list shall be updated by Manager immediately prior to Closing; provided that, there shall not be any adjustment to the Purchase Price in connection with Buyer’s assumption of the liabilities described in clauses (i) and (ii) of this sentence.
     4.4.7 Credit for Certain Inventories. As of the date immediately prior to the Closing Date, Seller and Buyer shall jointly conduct or cause the Manager to conduct an inventory of all (a) Unopened Inventory, and (b) all Retail Inventory in any Hotel gift shop or any other area at the Hotel conducting retail sales, and shall deliver a written report thereon to Seller and Buyer. Such report shall reflect the value of the Unopened Inventory and the Retail Inventory at the acquisition cost thereof. Inasmuch as the Unopened Inventory and the Retail Inventory shall be deemed included in the Purchase Price, neither party shall receive a credit with respect to the Unopened Inventory and the Retail Inventory.
     4.4.8 Credit for Reservation Deposits. Buyer shall receive a proration credit equal to the aggregate amount of advance deposits that shall have been received by Seller prior to the Cut-Off Time on account of reservations for use or occupancy of the Property after the Cut-Off Time.
     4.4.9 Credit for Cash Banks. Seller shall receive a credit at Closing in an amount equal to all House Bank Funds.
     4.4.10 Regarding Hotel Prorations Generally. Unless this Section 4.4 expressly provides otherwise: (A) all prorations hereunder with respect to the Hotel shall be made as of 12:00:01 a.m., Los Angeles time (for the Hotel) (“Cut-Off Time”) on the Closing Date, (B) all prorations shall be made on an actual daily basis, and (C) for purposes of such prorations, all items of revenue and expense with respect to the Hotel’s operations shall be classified and determined in accordance with the Uniform System of Accounts, as reasonably modified by Manager for use at the Hotel and otherwise in accordance with generally accepted accounting principles; provided, however, with respect to food and beverage services at bars, restaurants or lounges, the Cut-Off Time means 2:00 a.m. local time on the Closing Date. Except as otherwise expressly provided herein, in any case in which Buyer receives a credit at Closing on account of any obligation of Seller hereunder, Seller shall have no further liability for such obligation to the extent of the credit so given, and Buyer shall pay and discharge the same.
     4.4.11 Vouchers. Buyer shall (a) honor all outstanding unexpired gift certificates, coupons or other writings issued by Seller as set forth in Schedule 4.4.11 attached hereto that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount as for a specified item, such as room night or meals) to be applied against the usual charge for rooms, meals and/or goods and services at the Hotel (collectively, “Vouchers”) and shall assume all liability, if any, for all outstanding Vouchers as of the Closing Date regardless of any purported expiration, (b) receive a credit against the Purchase Price payable at Closing equal to seventy percent (70%) of the face value (or seventy percent (70%) of the rack rate if no face value is given or if only a maximum value is given) of those Vouchers set forth in Schedule 4.4.11 attached hereto and incorporated herein by this reference, as updated as of the Closing Date, and (c) indemnify, defend and hold Seller harmless from and against all claims, liabilities, costs and expenses arising out of the Vouchers from and after the Closing Date.
     4.4.12 Air Condition Unit Installation. Seller has ordered new air conditioning units (the “AC Units”) as required pursuant to that certain default notice dated August 17, 2010 from Sheraton (the “Sheraton Letter”) and shall pay for the AC Units prior to Closing. Seller shall also endeavor to begin installation of the AC Units at the Property prior to Closing. In the event no AC Units are installed prior to Closing, Buyer shall receive a credit against the Purchase Price in the amount of Twenty Thousand and No/100 Dollars ($20,000) at Closing (the “AC Credit”) and Buyer shall assume all responsibility for the installation of all the AC Units. In the event, however, that some of the AC Units have been installed prior to Closing (each an “Installed AC Unit”), Buyer shall receive a pro rata share of the AC Credit for any AC Units remaining to be installed, and Buyer shall assume all responsibility for the installation of the remaining uninstalled AC Units.
     4.4.13 Utility and Other Deposits.
               (a) At Closing, Seller shall receive a credit for all refundable cash or other deposits posted with utility companies serving the Property or any governmental agencies or authorities or posted pursuant to any Operating Agreement, and Seller shall assign to Buyer all right, title and interest in and to such refundable cash or other deposits, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.
               (b) Buyer shall be entitled to a credit for all unapplied and refundable security and other deposits retained by Seller as of the Closing Date with respect to any Leases at the Hotel.
     4.4.14 Final Statement; Post-Closing Adjustments. Except for prorations for real estate taxes and other assessments, which shall be adjusted as of the Closing Date, and, if necessary, re-adjusted within fifteen (15) business days of receipt of the tax bill for the tax year in which the Closing occurs if such tax bill was not issued as of the Closing Date,

Buyer and Seller shall make a one-time post-Closing adjustment of any item of income and expense subject to adjustment as provided above which was either incomplete or incorrect (whether as a result of an error in calculation or a lack of complete and accurate information) as of the Closing. Buyer will prepare and deliver to Seller for its review and approval a statement of prorations (the “Final Statement”) within sixty (60) days following the Closing Date, and the party in whose favor the original incorrect adjustment or error was made (“Adjusting Party”) shall pay to the other party (“Requesting Party”) the sum necessary to correct such prior incorrect adjustment or error within ten (10) days after delivery of the Final Statement. Notwithstanding any provision of this Agreement to the contrary, all items required to be adjusted pursuant to this Section 4.4 shall be adjusted within 75 days of Closing (except real estate taxes, which shall be re-adjusted within the period set forth above), and such adjustment shall be final and no further adjustment to the prorations or the Purchase Price shall be made.
     4.4.15 Resolution of Disputes. In the case of a dispute, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved by the date that is thirty (30) days after the delivery of the original notice of the claimed adjustment by Buyer or Seller, but not to exceed 75 days after Closing, then the parties shall submit such dispute to Deloitte & Touche (“Outside Accountants”), and the determination of the Outside Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Outside Accountants shall be paid equally by Buyer and Seller. At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Outside Accountants), any amount that shall be payable by the Requesting Party to the Adjusting Party as a result of such adjustment or determination shall be paid within ten (10) business days after the date on which such agreement or determination shall have been made.
     4.4.16 Survival. The provisions of this Section 4.4 shall survive Closing.
4.5	Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the premium for the Title Policy including any premium for extended coverage (i.e., ALTA 2006 coverage), but not the premium for any endorsements (other than curative endorsements accepted by Buyer as a cure to a title objection, as set forth above); (c) all County and City documentary transfer taxes or conveyance taxes payable by reason of the transfer of the Real Property; (d) the fees for recording the Deed; and (e) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent. Buyer shall pay (i) the fees of any counsel representing Buyer in connection with this transaction; (ii) 100% of the (A) cost of any endorsements to the Title Policy other than curative endorsements accepted by Buyer as a cure to a title objection which cost of such curative endorsements shall be paid by Seller, and (B) cost of any title insurance provided to Buyer’s lender; (iii) the cost of the updated Survey; (iv) all bulk sales taxes and any sales tax on the sale of the Personal Property (or any part thereof); and (v) one-half (1/2) of any escrow fees charged by the Escrow Agent. All other costs and expenses incident to this transaction and the closing thereof shall be paid in a manner consistent with custom for similar transactions in Los Angeles, California. Notwithstanding the foregoing, in the event that this Agreement is terminated as a result of a party’s default, such defaulting party shall pay all escrow and title cancellation fees charged in connection with such cancellation.

4.6	Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:
(a) Seller shall have delivered to Buyer or deposited with Escrow Agent all of the items required to be delivered to Buyer or deposited with Escrow Agent pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.
(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not materially adverse to Buyer).
(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
(d) Seller shall have delivered to Buyer reasonable evidence of completion and payment in full of the capital improvements required pursuant to the Sheraton Letter; provided, however, that for the AC Units, Seller shall instead deliver to Buyer reasonable evidence that all of the AC Units have been purchased (and paid for in full) and, to the extent applicable, reasonable evidence that the Installed AC Units have been installed.
(e) Seller shall have obtained and delivered to Buyer a “tax clearance” letter from the California Board of Equalization showing that all sales and other taxes with respect to the Hotel to be paid by Seller to the State of California have been paid or that none are owing.
(f) The Closing of the Liquor Escrow or the execution and delivery of a mutually acceptable interim management agreement allowing for the operation of the Hotel by Buyer or its manager and the operation of the Existing Liquor License post Closing by the holder of the Existing Liquor License.
(g) The Title Company shall be irrevocably committed to issuance of the Title Policy as of Closing.
(h) The Management Agreement shall have been terminated as of Closing.
4.7	Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the of Closing Date of all of the following conditions, any or all of which may be waived by Seller in writing in its sole discretion:
(a) Escrow Holder shall have received the Purchase Price, as adjusted pursuant to this Agreement and shall be irrevocably committed to deliver the Purchase Price to Seller in the manner provided for in this Agreement.

(b) Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3, other than delivery of the Purchase Price which shall be delivered to Escrow Holder.
(c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date.
(d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the Closing Date.
(e) The Sheraton Agreement shall have been terminated as of Closing without any cost or penalty to Seller.
4.8	Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Sections 4.6 or 4.7 are not fulfilled or waived on or before the Outside Closing Date, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall end except those that expressly survive any termination. Either party benefited by a condition set forth in Sections 4.6 and 4.7 above may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of such condition. Buyer’s consent to the Closing pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Closing.
4.9	Alcoholic Beverage License and Inventory.
(a) Buyer shall use diligent, good faith efforts, and Seller shall cooperate with Buyer, to file any and all paperwork necessary for the transfer of the Type 47 Liquor License (No. 389701) issued to KOR Hotels, LLC with respect to the Hotel (the “Liquor License”), to Buyer on or after the Closing Date; provided that, such transfer and cooperation of Seller (i) shall not create any potential liability for Seller and (ii) be at no cost or expense to Seller. Buyer agrees to pay all fees, charges, and related costs in connection with the transfer of the Liquor License. Within thirty (30) days of the parties’ execution of this Purchase and Sale Agreement, Buyer shall submit with the California Department of Alcoholic Beverage Control (“CABC”) all necessary paperwork to transfer the Liquor License to Buyer. Buyer specifically acknowledges and agrees that the transfer of the Liquor License to Buyer on the Closing Date shall not be a condition to Buyer’s obligation to close the transaction contemplated under this Agreement, provided, that, in the event such transfer shall not have occurred upon the Closing Date, the Food and Beverage Management Agreement referenced in subsection (c), below, shall be executed and delivered as of Closing. In no event shall Seller be required to transfer to Buyer the Liquor License or any alcoholic beverage inventory which is located at or held for use in the Hotel unless and until the CABC has approved the transfer of the Liquor License to Buyer.
(b) Cooperation by Seller shall include the opening of a “Liquor License Escrow”, at an escrow company of Buyer’s designation, as required by applicable law for the transfer of the

Liquor License, and the associated transfer of any unopened containers of alcoholic beverages (“Alcoholic Beverage Inventory”). The Liquor License Escrow arrangements shall include the following
(i) the conveyance to Buyer of all unopened, and unexpired containers of alcoholic beverages upon the approval by the CABC of the transfer of the Liquor License to Buyer;
(ii) a purchase price of Sixty Thousand and No/100 Dollars ($60,000.00) for the existing Liquor License and the unopened alcoholic beverage inventory to be transferred by Seller to Buyer. The aforementioned amount of deposit is included in the Purchase Price (and is not in addition to the Purchase Price) and said payment shall be credited to Buyer at Closing. Any and all funds remaining in the Liquor License Escrow after the payment of claims by Seller’s creditors, if any, shall be remitted to Seller by the escrow company upon the approval by the CABC of the transfer of the Liquor License to Buyer; and
(c) If the Liquor License has not been transferred to Buyer effective as of the Closing Date, then Buyer’s obligation to close the purchase of the Hotel shall not be excused or delayed or in any other way be affected thereby, the Purchase Price for the Property shall not be reduced, Buyer’s obligation to pay the Liquor License Price pursuant to subparagraph (ii) above shall not be excused or reduced, and Seller shall have no additional obligation as a result thereof; Seller shall, for a period of one hundred and eighty days (180) following the Closing, cooperate and assist in Buyer’s efforts to have the Liquor License transferred to Buyer in accordance with the terms of this Section (it being the sole responsibility of Buyer to arrange for such transfer or issuance of a new alcoholic beverage license) by executing and delivering to Buyer a Food and Beverage Management Agreement, in the form attached as Exhibit G hereto, same to have a term of 90 days plus one 90 day extension exercisable by Buyer in the event issuance of the Liquor License has not occurred prior to expiration of the original term thereof.
4.10	Disbursements and Other Actions by Escrow Agent. Upon the Closing, Escrow Agent shall promptly undertake all of the following in the following order and manner:
(a) Cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of Los Angeles County, California in the order directed by the parties;
(b) Disburse to Seller from funds deposited by Buyer with Escrow Agent towards payment of all items (including, without limitation, the Purchase Price) chargeable to the account of Buyer;
(c) Deliver to Seller a fully executed original of the instruments described in clauses (c), (d), (i), and (j) of Section 4.2 above and clauses (c), (d) and (f) of Section 4.3 above and a conformed copy of the Deed;
(d) Deliver to Buyer a fully executed original of the instruments described in clauses (b), (c), (d), (e), (g), (i), and (j) of Section 4.2 above and a conformed copy of the Deed; and
(e) Direct the Title Company to issue the Title Policy to Buyer.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1	Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date, subject to the qualifications and exceptions set forth below:
(a) Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.
(b) No Breach. To Seller’s knowledge, the execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Property is bound or affected which would have a material adverse impact on the ownership and operation of the Property by Buyer; (ii) result in the creation or imposition of any lien, charge or encumbrance, against the Property or any portion thereof; or (iii) constitute or result in the violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller or result in the violation of any applicable law, rule or regulation of any governmental authority which, with respect to any of the foregoing, would have a material adverse impact on the ownership or operation of the Property by Buyer.
(c) Litigation/Condemnation. Except as set forth on Schedule 5.1(c) attached hereto, Seller has not received written notice of any, and there is no, litigation which has been filed (and that is pending) against Seller that arises out of the ownership of the Property and that would materially and adversely affect the Property or use thereof or Seller’s ability to perform its obligations hereunder, nor has Seller received written notice of any eminent domain, condemnation or similar proceedings relating to the Real Property. To Seller’s knowledge, there is no threatened litigation that arises out of the ownership of the Property and that would materially and adversely affect the Property or use thereof or Seller’s ability to perform its obligations hereunder.
(d) Leases. To Seller’s knowledge, the list of Leases attached hereto as Schedule 1.1(h) is accurate and lists all Leases currently affecting the Hotel, and Seller has delivered (or otherwise made available to Buyer) a true and correct copy of such Leases and no uncured notice of default has been delivered by Seller or received by Seller with respect to any Leases and there are no oral understandings or side agreements with any tenant of the Property that has not been reduced to a writing and which is not set forth among the Leases.
(e) No Violations. Except as set forth on Schedule 5.1(e) attached hereto, to Seller’s knowledge, Seller has not received prior to the Effective Date any written notification from any governmental or public authority that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws or other statute, ordinance, law or code (including without limitation Environmental Laws, the Americans with Disabilities Act, as amended, and the Development Agreement) bearing on the construction, operation or use of the Property or any part thereof where such violation remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated.
(f) Operating Agreements and Equipment Leases. To Seller’s knowledge, there are no Operating Agreements or Equipment Leases which will affect the Property after the Closing Date except as set forth on the Schedule 1.1(e)-1 and Schedule 1.1(e)-2, respectively, and no Operating Agreements or Equipment Leases have been amended except as set forth in said Schedules and there are no oral understandings or side agreements with respect to the rental of any equipment that has not been reduced to a writing and which is not set forth on said Schedules and there are no oral understandings or side agreements with respect to any service or equipment that has not been reduced to a writing and which is not set forth among said Schedules. To Seller’s knowledge, no uncured written notice of material default has been delivered by Seller or received by Seller with respect to any Operating Agreements or Equipment Leases. To Seller’s knowledge, the copies of Operating Agreements and Equipment Leases delivered or made available to Buyer by Seller are true and complete.
(g) Personal Property. To Seller’s knowledge, Seller owns the Personal Property, other than any leased Personal Property under the Equipment Leases, and upon its delivery to Buyer at Closing, the Personal Property shall be free of all liens and encumbrances.
(h) No Consents. No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other person or entity on the part of Seller is required in connection with the execution, delivery and performance of Agreement or the consummation of the transactions contemplated.
(i) Patriot Act Compliance. Neither Seller nor any individual or entity having an interest in Seller is a person or entity either (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
(j) Compliance with Laws. Seller has not received prior to the Effective Date any written notice of default under that certain Development Agreement dated June 29, 1983 (the “Development Agreement”) that remains uncured and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated and/or the size of the Improvements. To Seller’s knowledge, the Development Agreement is in full force and effect.

(k) Environmental Reports. Seller has delivered true and correct copies of all written studies and reports in Seller’s possession or control that were prepared by environmental consultants for Seller regarding the presence of hazardous waste in, on or under the Real Property.
(l) Financial Information. The financial information provided by Seller to Buyer through Broker, including without limitation, the operating statements, general ledger and reconciliations, are true, correct and complete and, to Seller’s knowledge, the audited financial statements fairly and accurately represent Seller’s and the Property’s financial position for the periods covered thereby.
(m) Sale of All Assets in One Transaction. The sale of the Hotel pursuant to this Agreement is the sale of all or substantially all Seller’s assets and is not one in a series of three or more sales of assets by Seller within a 12 month period and Seller does not hold or use the property being sold pursuant to this Agreement in activities requiring a “seller’s permit” under California Code of Regulations 1595(b).
(n) Pending Actions. Except as set forth in Schedule 5.1(c), Seller has received no notice of any litigation or other adverse proceeding to be commenced against Manager and there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Manager which, if adversely determined, could individually or in the aggregate materially interfere with or affect the consummation of the transaction contemplated by this Agreement.
Notwithstanding the foregoing, if Buyer has knowledge of a breach of any representation or warranty made by Seller in this Agreement and Buyer nevertheless proceeds to close the purchase of the Property, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Buyer’s knowledge of such breach and Seller shall have no liability whatsoever respecting the same.
5.2	Knowledge Defined. For purposes of this Agreement, “knowledge” means (a) with respect to Seller, the actual knowledge of Brad Korzen, the President of Bronze Corp. (the sole owner of the Managing Member of the sole owner of the Seller) (provided that, in no event shall such person have any personal liability arising under this Agreement), without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of its affiliates, and (b) with respect to Buyer, (i) the actual knowledge of Thomas Fisher (provided that, in no event shall such person have any personal liability arising under this Agreement), (ii) any matter disclosed in any exhibits or schedules to this Agreement, (iii) any matter disclosed in any of the Seller Due Diligence Materials or any other documents or materials provided or made available by Seller or its agents to Buyer prior to Closing, and (iv) any matter disclosed by Buyer’s inspections or investigations of the Property. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question without any duty of inquiry or investigation, and expressly excludes any constructive or implied knowledge of such person.

5.3	Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 as updated by the certificate of Seller to be delivered to Buyer at Closing in accordance with Section 4.2(e) hereof, shall survive Closing for a period of two hundred seventy (270) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable unless each of the following conditions is satisfied: (a) the breach in question results from or is based on a condition, state of facts or other matter as to which Buyer did not have knowledge prior to Closing, (b) the valid claims for all such breaches, if any, collectively aggregate more than $100,000, in which event the full amount of such claims shall be actionable, and (c) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said two hundred seventy (270) day period and an action shall have been commenced by Buyer against Seller within thirty (30) days after the termination of the survival period provided for above in this Section 5.3. Buyer agrees to first seek recovery under any insurance policies, the Title Policy, the New License Agreement (to the extent of one) and the Operating Agreements prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer’s claim is satisfied from such insurance policies, title policies or agreements. As used herein, the term “Cap” shall mean the total aggregate amount of Two Million and No/100 Dollars ($2,000,000.00). Notwithstanding any provision of this Agreement to the contrary, in no event shall (i) Seller’s aggregate liability to Buyer for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(e) hereof, taken in the aggregate with any other claims by Buyer against Seller (including any indemnification obligations), exceed the amount of the Cap, or (ii) Seller be liable for any consequential damages of Buyer or any punitive damages.
5.4	Covenants of Seller. Seller hereby covenants with Buyer as follows:
(a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to cause Manager to operate and maintain the Hotel in a manner generally consistent with the manner in which Seller has operated and maintained the Hotel prior to the date hereof; provided, however, that Buyer acknowledges that Seller’s ability to control the operation of the Hotel is limited by the terms of the Management Agreement.
(b) From the Effective Date hereof until Closing or the earlier termination of this Agreement, Seller shall use commercially reasonable efforts to perform its material obligations under the Operating Agreements. Notwithstanding any of provision of this Agreement to the contrary, Buyer acknowledges and agrees that pursuant to the Management Agreement, Manager is vested with decision making authority over the Hotel and therefore Seller’s ability to control the management and operation of the Hotel is circumscribed by and must be exercised in accordance with, the Management Agreement.
(c) Prior to the Closing Date, Seller shall provide Buyer with: (i) a copy of each participation agreement (or similar contract) with, and the current contributions rate schedule for, the Retirement Plan and any other retirement, health, welfare or other fringe benefit fund or plan (each a “Taft-Hartley Plans”) to which Seller or Manager has a contribution obligation or other liability with respect to Any Employee (as defined below); (ii) an itemized and accurate contribution base units history for the Retirement Plan (as defined below) for the Seller’s and/or Manager’s Local 11 bargaining unit employees for the current Retirement Plan plan year to most recent month end preceding the Closing Date and for each of the prior Retirement Plan plan years (up to but not in excess of three prior Retirement Plan years); (iii) a copy of any notice received by the Seller or the Manager prior to the Closing Date from the Retirement Plan of any determination that the Retirement Plan is in endangered or critical status as determined under the applicable provisions of the Pension Protection Act of 2006; and (iv) the name, street address, telephone number, fax number, and e-mail address of the board of trustees and, if separate, the plan administrator of the Retirement Plan and each other Taft-Hartley Plan.
(d) From and after the Effective Date, Seller shall not enter into any new management agreement or Operating Agreements or other agreements or encumbrances with respect to the Property, nor shall Seller enter into any agreements modifying the Operating Agreements, Permitted Exceptions or Leases unless (i) any such agreement or modification will not bind Buyer or the Property after the Closing Date or is subject to termination on not more than thirty (30) days’ notice without penalty, or (ii) Seller has obtained Buyer’s prior written consent to such agreement or modification, same to be granted or denied in Buyer’s sole discretion. Seller agrees to cancel and terminate effective as of the Closing Date any Operating Agreements requested in writing by Buyer to the extent permissible under the terms of such Operating Agreements, provided any fee or penalty for such cancellation shall be paid for by Buyer.
(e) From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall conduct the business of the Property in the ordinary course, and will not: (i) transfer or convey the Property or any interest in Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) fail to maintain and repair the Property in at least the manner that Seller has done previously; (iv) change Seller’s existing policies of public liability and hazard and extended coverage insurance insuring the Property; (v) fail to comply promptly with any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof, without the prior written consent of Buyer, which consent may be granted or denied in Buyer’s sole discretion; and/or (vi) terminate any tax appeals, condemnation awards proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property.
(f) Seller shall, within five days after the Effective Date, apply to the California State Board of Equalization for a “tax clearance” letter showing that all sales and other taxes with respect to the Hotel to be paid by Seller to the State of California have been paid or that none are owing and Seller shall thereafter diligently pursue obtaining the same and Seller shall deliver the same to Buyer prior to Closing.
(g) From and after the Effective Date through Closing, Seller shall promptly deliver to Buyer copies of any written communication sent or received by Seller or sent or received by the general manager or controller of the Hotel (i) which constitutes proper “notice” under any of the Leases or Operating Agreements (but shall not be obligated to deliver other written communications not defined as a notice under the applicable agreement (e.g., email)) and (ii) in connection with governmental rules and regulations impacting the Property (to the extent that such communications involve matters which would have a material and adverse impact on the ownership and operation of the Property).
5.5	Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller:
(a) ERISA. Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.
(b) Organization and Authority. Buyer has been duly organized and is validly existing and in good standing under the laws of Delaware and is authorized to do business in California. Buyer has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Buyer’s obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Buyer is authorized to do so, and this Agreement is enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency and similar laws.
(c) No Breach. To Buyer’s knowledge, the execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default under any agreement or instrument by which Buyer is bound or affected which would have a material adverse impact on the ability of Buyer to timely close the acquisition of the Property pursuant to the terms of this Agreement; or (ii) constitute or result in the violation or breach by Buyer of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer or result in the violation of any applicable law, rule or regulation of any governmental authority which, with respect to any of the foregoing, would have a material adverse impact on the ability of Buyer to timely complete the acquisition of the Property pursuant to this Agreement.
(d) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
(e) Patriot Act Compliance. Neither Buyer nor any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in the transaction contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transaction contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in the transaction contemplated herein, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by law or that the transaction contemplated herein or this Agreement is or will be in violation of law. Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
5.6	Survival of Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in Sections 5.5(a) and (e) shall survive Closing and shall be continuing representations and warranties without limitation. All other representations and warranties of Buyer shall survive Closing for a period of two hundred seventy (270) days.
5.7	Covenants of Buyer.
(a) In connection with its investigation of the Property during the Inspection Period and through Closing, Buyer may at its election (but subject to the limitations of Section 3.1 above), inspect the Property for the presence of Hazardous Substances (as defined below), and, at Seller’s request, shall furnish to Seller copies of any reports received by Buyer in connection with any such inspection. Buyer hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller and releases Seller from all liability arising from the presence of Hazardous Substances on the Property. Buyer shall also furnish to Seller copies of any other reports received by Buyer relating to any other inspections of the Property conducted on Buyer’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (“ADA”), 42 U.S.C. §12101, et seq., if applicable. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Property (collectively, “Environmental Laws”). The provisions of this Section 5.7(a) shall survive Closing or any termination of this Agreement.
(b) Without limiting anything herein to the contrary, Buyer waives any right of contribution with respect to, any matter arising from, or relating to the existence of, Hazardous Substances or the violation or enforcement of Environmental Laws in connection with the Property or operation thereof. Except as otherwise set forth in this Agreement, Seller makes no representations or warranties as to whether the Property or any portion thereof contains asbestos, harmful or toxic substances or other Hazardous Substances or is in compliance with Environmental Laws. The provisions of this Section 5.7(b) shall survive Closing or any termination of this Agreement.
(c) Not later than two (2) days prior to the Closing, Seller shall send, or cause the Manager to send, written notice to guests or other persons who have safe deposit boxes at the Hotel advising of the sale of the Hotel and requesting verification or removal of the contents within five (5) days. The safe deposit boxes of guests or other persons not responding to said written notice shall be opened only in the presence of the Manager or representatives of both Seller and Buyer. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened and each such list shall be signed by or on behalf of the Manager or by or on behalf of Seller and Buyer, and Buyer shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list. Seller agrees to indemnify, defend and hold Buyer harmless from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list and Buyer agrees to indemnify, defend and hold Seller harmless from and against any liability or responsibility for items claimed to have been in said boxes and included in such list and all claims, losses and liabilities with respect thereto arising out of the acts or omissions of Buyer after the Closing Date. The provisions of this Section 5.7(c) shall survive Closing.
(d) All baggage or other property of guests of the Hotel which has been checked with or left in the care of Seller and remains in Seller’s care as of the Cut-Off Time shall be inventoried and tagged jointly by Seller and Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Seller against any claims, losses or liabilities in connection with such baggage and property arising out of the acts or omissions of Buyer from and after the Closing Date. Seller hereby agrees to defend, indemnify and hold harmless Buyer against all claims, losses and liabilities with respect to such baggage and property arising out of the acts or omissions of Seller prior to the Closing Date. This Section 5.7(d) shall survive Closing.
(e) Buyer shall honor all reservations at the Hotel (including honoring the rates at which such reservations were made, including reservations made on a wholesale, reward points redemption, or other basis), or for any related conference, banquet, or meeting space or any other facilities in connection with the Hotel made by Seller on or prior to the Cut-Off Time for periods on or after the Closing Date. The provisions of this Section 5.7(e) shall survive Closing.
(f) Buyer shall be liable, and shall indemnify and hold Seller harmless, for any claims any State, city or county taxing authority may make (including costs, penalties and interest associated therewith) as a result of Buyer’s allocation of the Purchase Price or in connection with (i) any bulk sales taxes applicable to the sale of the Property, and (ii) any taxes to be assumed by Buyer in accordance with Section 4.4 above. Seller shall be liable, and shall indemnify and hold Buyer harmless, for any claims any State, city or county taxing authority may make (including costs, penalties and interest associated therewith) attributable to (A) or levied upon the net income of Seller whether attributable to the period prior to, on or after Closing, or (B) any assets of Seller other than the Property. The provisions of this Section 5.7(f) shall survive Closing.
5.8	Employees.
(a) Buyer shall not take or omit to take any act the effect of which may cause Seller or Manager to incur any liability under 29 USC §2101 et seq., the Worker Adjustment and Retraining Notification Act, or any state law analogue (collectively, the “WARN Act”). Buyer acknowledges that the personnel employed to manage, operate and work at the Hotel are the employees of Manager, or an affiliate of Manager, and not of Seller. At Closing, Seller shall cause Manager to terminate all Current Employees. Buyer acknowledges that neither Seller nor Manager is giving any notice under the WARN Act, and Buyer agrees to indemnify “Indemnified Parties” (as defined below) and hold each of them harmless against any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Seller and/or Manager as a result of Buyer’s failure to comply with this Section 5.8, including, but not limited to, any liability of Seller to Manager arising under the Management Agreement, unless such costs, expenses, or liability is caused, directly or indirectly, by Seller or Manager’s own acts or omissions in a manner inconsistent with the terms of this Section 5.8, in which case Seller shall remain solely liable for such costs, expenses, and liabilities; provided, however, that Buyer shall have no indemnification obligation to any Indemnified Party for any withdrawal liability relating to the Retirement Plan that is incurred by Manager or Seller as a result of any “complete withdrawal” or “partial withdrawal” as defined under ERISA of the Manager or Seller from the Retirement Plan as a result of the asset sale transaction contemplated by this Agreement if Section 4204 of ERISA does not apply to Seller (for example, because Seller is not a “seller” within the meaning Section 4204 of ERISA) or because the provisions of this Agreement do not comply with the requirements under Section 4204 of ERISA. Buyer shall offer or cause to be offered employment as of the Closing Date to a sufficient number of Current Employees (defined below) so that notices under the WARN Act or any state law analogue is not required, and such offers shall provide (i) employment at the Hotel, (ii) base pay levels and other compensation substantially similar to those currently provided to such Current Employees prior to the Closing, and (iii) total compensation and benefits comparable to those currently provided to such Current Employees prior to the Closing. Buyer shall not within ninety-one (91) days following the Closing terminate any of the Current Employees (and shall instruct any manager not to terminate) without a documented reason to terminate such employee for cause; provided, however, that nothing in this Agreement requires Buyer to offer anything other than at-will employment to Current Employees unless any such employee is covered by a Collective Bargaining Agreement to the contrary prior to the Closing Date. For purposes of this Agreement, (A) “Current Employees” means all individuals employed at the Hotel by Manager and/or Seller as of the day immediately prior to the Closing Date, irrespective of whether such individuals are active or on leave of absence or otherwise inactive, and (B) “All Employees” means any and all individuals employed at the Hotel by anyone at any time, whether or not the individuals are hired by Buyer at or after the Closing.
(b) Buyer shall ensure that service with Seller by Current Employees who are hired by Buyer (or any manager with respect to the Hotel) within 90 days of the Closing Date shall be deemed to have been in service with Buyer for purposes of any length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any benefit plan established or maintained by or on behalf of Buyer for which such Current Employees may be eligible after the Closing, such that Seller shall not have any COBRA obligations for All Employees hired by Buyer. Buyer shall ensure that any pre-existing conditions, restrictions or waiting periods under any benefit plan established prior to the Effective Date by or on behalf of Buyer providing medical, dental, vision, or prescription drug coverage or benefits are waived to the extent necessary to provide immediate coverage for Current Employees who are hired for the Hotel following termination of such Current Employees’ coverage under the benefit plans maintained by or on behalf of Seller, such that Seller shall not have COBRA continuation of group health plan coverage obligations (“COBRA”) for any such Current Employees who are hired by Buyer

(or any manager with respect to the Hotel). Buyer shall indemnify, defend and hold Seller harmless from and against all loss, expense (including reasonable attorneys’ fees and disbursements incurred to enforce this indemnity), damage and liability resulting from any COBRA claims or obligations arising in respect of All Employees and any claims or disputes with All Employees regarding employee benefits arising from and after the Closing Date, unless such loss, expense (including reasonable attorneys’ fees and disbursements incurred to enforce this indemnity), damage or liability is caused, directly or indirectly, by Seller or Manager’s own acts or omissions in a manner inconsistent with the terms of this Section 5.8, in which case Seller shall remain solely liable for such loss, expense, damage, or liability. Except where such payments are required by applicable law to be made by Seller or Manager at Closing, as further indicated in Section 4.4.3(d) of this Agreement, Buyer shall: (i) be responsible for all payments for unused vacation days due and payable to All Employees as of the Closing if, and to the extent, such amounts are not paid at Closing and Buyer receives a credit against the Purchase Price pursuant to this Agreement; and (ii) indemnify, defend and hold Indemnified Parties (defined below) harmless from and against all loss, expense (including reasonable attorneys’ fees and disbursements incurred to enforce this indemnity), damage and liability resulting from claims or disputes with All Employees regarding all accrued vacation and payments for unused vacation upon termination from employment irrespective of when the service relating to such benefits was performed. Buyer acknowledges that certain information relating to the Employees may be or be deemed to be proprietary to Manager or may otherwise not be disclosed by Manager, including, but not limited to, insurance records, health records, and employment and disciplinary history. Buyer shall also assume the Collective Bargaining Agreement as required above.
(c) Buyer shall indemnify, defend and hold the Indemnified Parties harmless from and against all claims, actions, liabilities (including, without limitation, severance/separation payments) or losses arising out of (i) any employment decisions made or actions taken before, on, or after the Closing by Buyer or any of its agents, respecting All Employees; (ii) Buyer’s or its manager’s failure to offer comparable employment to a sufficient number of Current Employees to avoid obligation under the WARN Act or any state law analogue; (iii) employment of All Employees by or on behalf of Buyer, to the extent such employees become employed by Buyer or Buyer’s manager, and (iv) any breach by Buyer of this Section 5.8. For purposes of this Agreement, “Indemnified Parties” shall mean Seller, Manager and their respective employees, officers, directors and shareholders, and each of their respective successors and assigns, and each direct and indirect parent, subsidiary, member and other affiliated entity of each of the foregoing, and their respective employees, officers, directors, shareholder and members.
(d) Seller shall indemnify, defend and hold Buyer, and its respective employees, officers directors and shareholders, and each of their respective successors and assigns, and each direct and indirect parent, subsidiary, member and other affiliated entity of each of the foregoing, and their respective employees, officers, directors, shareholder and members, harmless from and against all claims, actions, liabilities (including, without limitation, severance/separation payments) or losses arising out of any employment decisions made, actions taken, or a failure to act before or on the Closing by Seller, Manager or their agents in a manner inconsistent with the terms of this Section 5.8, respecting All Employees.

(e) Buyer acknowledges receipt of all pertinent information relating to the Santa Monica Hotel Employees and Restaurant Employees Retirement Fund (“Retirement Plan”) and agrees that Buyer shall: (i) adopt the Retirement Plan as a contributing employer with respect to all employees of the Hotel that are or become eligible to participate in the Retirement Plan; (ii) assume and shall pay, perform, and discharge all liabilities, debts, obligations, and responsibilities under the terms of the Retirement Plan that are attributable to service rendered by All Employees from and after the Closing Date if there are any accrued but unpaid contributions; and (iii) indemnify, defend, and hold Seller harmless against any claim or liability with respect to contributions or other amounts (including, but not limited to, withdrawal liability) payable to, or benefits payable under, the Retirement Plan that are attributable to service rendered by All Employees from and after the Closing Date. In addition, with respect to the Retirement Plan:
(i) from and after the Closing Date, Buyer shall contribute substantially the same number of contribution base units for which Seller had an obligation to contribute under the Collective Bargaining Agreement immediately prior to the date of the Closing.
(ii) If Seller determines within 60 days after the Closing Date that transactions described in this Section 5.8(d)(ii) are required in order to assure compliance with Section 4204 of ERISA and regulations and interpretations promulgated thereunder, so that the transactions contemplated by this Agreement do not result in a “complete withdrawal” or “partial withdrawal” as defined under ERISA by Seller from the Retirement Plan, Seller shall so notify Buyer in writing no later than 60 days after the Closing Date, and Buyer shall be required to follow the procedures set forth herein. During the period commencing on the first day of the plan year following the Closing and ending on the expiration of the fifth (5th) such plan year (the “Contribution Period”), Buyer shall provide the Retirement Plan with either a bond or an escrow in an amount and manner meeting the requirements of Section 4204 of ERISA, to the extent not otherwise waived or modified by the Retirement Plan pursuant to a variance approved by the Retirement Plan. Buyer shall promptly, after receiving Seller’s notice of a determination that the procedures described in this Section 5.8(d)(ii) are required in order to assure compliance with Section 4204 of ERISA, notify the Retirement Plan of the transactions contemplated by this Agreement, and, if Section 4204 of ERISA is applicable, satisfy the Retirement Plan that this transaction complies with the terms of Section 4204 of ERISA. Any proposed notice or communication to the Retirement Plan pursuant to this Section or subsection (iii) below shall be provided to Seller at least ten (10) days before such notice is provided to the Retirement Plan, and the form of such notice and communication shall be subject to Seller’s written approval, which approval shall not be unreasonably withheld. Any notice from the Retirement Plan, including, but not limited to, any notice of withdrawal liability, shall be provided to Seller within ten (10) business days of the time it is provided to Buyer.
(iii) If Buyer withdraws from the Retirement Plan in a complete withdrawal or partial withdrawal with respect to any employees covered by the Collective Bargaining Agreement during the period from the Closing through the end of the Contribution Period, Buyer shall notify Seller in writing (and shall provide Seller with any and all information relevant to the obligations of Buyer and Seller with respect thereto) and shall cause any resulting withdrawal liability to be timely paid, and if such withdrawal occurs during the Contribution Period and Buyer fails to pay such withdrawal liability in a timely manner to the Retirement Plan, Seller agrees it will be secondarily liable for any withdrawal liability it would have had to the Retirement Plan with respect to the operations (but for Section 4204 of ERISA). Buyer shall indemnify, defend, protect and hold harmless Seller for any withdrawal liability payments Seller is required to make on account of this subsection (iii).
(iv) If at any time after the Closing and during the Contribution Period, a bond, escrow or letter of credit is required for the Retirement Plan pursuant to Section 4204(a)(3) of ERISA, Buyer shall, at its sole cost and expense, post such bond, escrow or letter of credit in an amount, for the period of time, and in a form that complies with Section 4204(a)(3) (or obtain a variance from such bonding, escrow or letter of credit requirement from the Retirement Plan or the Pension Benefit Guaranty Corporation) and furnish proof of such compliance to Seller.
(f) Buyer’s obligations under this Section 5.8 shall survive the Closing.
ARTICLE VI
DEFAULT
6.1	Default by Buyer. If Buyer defaults under this Agreement, Seller shall be entitled, as its sole remedy (without limiting Seller’s rights with respect to any indemnification obligations of Buyer under this Agreement or under Section 10.19 below), to terminate this Agreement and receive the Earnest Money as liquidated damages, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.
     Initials:           Seller                                         Buyer    T.C.F.
Nothing contained in this Section 6.1 shall limit or prevent Seller from (a) asserting any legal or equitable claims against Buyer for Buyer’s obligations with respect to any indemnification of Seller under this Agreement or obligation to pay attorneys’ fees and other amounts under Section 10.19, or (b) enforcing any indemnity obligation of Buyer under this Agreement or preclude Seller from obtaining a damage award in connection therewith, or

(c) enforcing Buyer’s other obligations and liabilities which survive a termination of this Agreement.
6.2	Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Buyer’s default or the permitted termination of this Agreement by Seller or Buyer as herein expressly provided, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Buyer, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before 30 days following the date upon which Closing was to have occurred. Notwithstanding the foregoing, (a) nothing contained in this Section 6.3 shall limit or prevent Buyer from (i) asserting any legal or equitable claims against Seller for Buyer’s obligation to pay attorneys’ fees and other amounts under Section 10.19, or (ii) enforcing any indemnity obligation of Seller under this Agreement or preclude Buyer from obtaining a damage award in connection therewith, or (iii) enforcing Seller’s other obligations and liabilities which survive Closing or a termination of this Agreement, and (b) in the event that any such failure by Seller is of such a nature that specific performance as a remedy is not available as a matter of law, then, Buyer shall have the right, anything herein contained to the contrary notwithstanding, to damages against Seller on account of such failure to compensate Buyer for all of its third party out of pocket costs and expenses incurred in connection with the transaction contemplated hereby and this Agreement, but not in excess of the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) and Buyer shall have the right to pursue an action for such damages in a court of competent jurisdiction.
6.3	Seller’s Right to Cure Defaults. Notwithstanding anything to the contrary in this Agreement, Buyer shall not have the right to exercise its remedies under Section 6.2 for a Seller default unless Buyer has provided written notice to Seller specifying in reasonable detail the nature of the Seller default, and Seller has not cured the same within thirty (30) days after Seller’s receipt of such notice (the “Seller Cure Period”), in which case the Closing shall be postponed until the date which is five (5) business days after the expiration of the Seller Cure Period.
6.4	Buyer’s Right to Cure Certain Defaults. Notwithstanding anything to the contrary contained in this Agreement, with respect to any default under this Agreement by Buyer other than a default in Buyer’s obligation to close the transaction contemplated hereunder on the Closing Date, Seller shall not have the right to exercise its remedies under Section 6.1 for any such Buyer default unless Seller has provided written notice to Buyer specifying in reasonable detail the nature of the Buyer default, and Buyer has not cured the same within 10 days after Buyer’s receipt of such notice. It is expressly understood and agreed that there shall be no cure period afforded Buyer and no need for Seller to provide any notice, written or otherwise, with respect to a default by Buyer in its obligation to close the transaction on the Closing Date, and in the event of such a default, Seller shall have the immediate right to exercise its remedies on account thereof provided in Section 6.1 above.

ARTICLE VII
RISK OF LOSS
7.1	Minor Damage. In the event of loss or damage to the Real Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at Seller’s option, performs any necessary repairs or assigns to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
7.2	Major Damage. In the event of a “major” loss or damage to the Real Property, Buyer may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Buyer. If Buyer fails for any reason to deliver written notice of termination to Seller within ten (10) days after Seller sends Buyer written notice of the occurrence of major loss or damage, then Buyer shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and the Outside Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy and Seller shall assign all of its rights to proceeds under the applicable policy with respect to any claim for the applicable loss. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
7.3	Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (a) loss or damage to the Real Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Buyer, equal to or greater than $2,500,000.00, and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Real Property. If Buyer does not give notice to Seller of Buyer’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Buyer shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII
COMMISSIONS
8.1	Brokerage Commissions. Buyer acknowledges that Seller has procured the services of Eastdil Secured and Citigroup Global Markets Inc. (collectively, “Broker”) pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any act or alleged act of said party or its representatives, said party will indemnify, defend, protect and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.
ARTICLE IX
DISCLAIMERS AND WAIVERS
9.1	No Reliance on Documents. Except as expressly set forth in Section 5.1 above, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by or on behalf of Seller or its brokers to Buyer in connection with the transaction contemplated hereby including, without limitation, the Reports and other Seller Due Diligence Materials. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property that is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) neither Seller nor any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report or other materials provide to Buyer in connection with this Agreement.
9.2	DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY

OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY AND ANY ACTUAL OR PROPOSED BUDGETS FOR THE REAL PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLER THAT BUYER IS A SOPHISTICATED INSTITUTIONAL INVESTOR WITH SUBSTANTIAL EXPERIENCE AND EXPERTISE WITH HOTEL INVESTMENTS AND HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS,

EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.
     The waivers and releases set forth in Sections 5.7(a) and (b) and in the immediately preceding paragraph include claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s waiver or release of Seller and the other parties referenced in this Section. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
     Initials:                Buyer T.C.F.
9.3	Repairs, Reserves, and Capital Expenditures. Buyer acknowledges and agrees that except as provided in Section 5.4 of this Agreement, (a) Seller shall have no obligation to make any repairs, replacements, improvements or alterations to the Property or to expend any funds therefor, including, without limitation, any reserves that may be held for such purpose, and (b) Buyer shall not be entitled to a credit to the Purchase Price at Closing in the event capital expenditures actually made at the Hotel for any year are less than the budgeted amount as of the date of the Closing.
9.4	Effect and Survival of Disclaimers. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article IX. Seller and Buyer agree that the provisions of this Article IX shall survive Closing.
ARTICLE X
MISCELLANEOUS
10.1	Confidentiality. Subject to Section 10.2 below, this Agreement, the terms hereof and the Property Information shall be treated in accordance with that certain Confidentiality Agreement dated July 21, 2010 executed by Buyer in favor of Seller (the “Confidentiality Agreement”). The provisions of this Section 10.1 shall survive the Closing.
10.2	Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller and their respective counsel. Upon the Closing, Seller and Buyer shall issue a joint press release announcing the Closing, in a form to be mutually agreed upon by Seller and Buyer. The provisions of this Section 10.2 shall survive the Closing. Notwithstanding the foregoing, at any time following the Effective Date, Buyer may file with the United States Securities Exchange Commission (“SEC”) information regarding the transaction contemplated by this Agreement (including a copy of this Agreement) to the extent required by law.
10.3	Discharge of Obligations. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
10.4	Assignment. Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion; provided, however, that Buyer may assign this Agreement to an Affiliate (as defined below), provided that Buyer remains primarily liable for all obligations of Buyer hereunder assigned to such Affiliate by Buyer. As used herein, “Affiliate” means with respect to a party or other entity any entity controlling, controlled by or under common control with such party or other entity or an owner of such party or other entity.
10.5	Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile or e-mail transmission completed before 5:00 P.M. (local time at the Real Property) on a business day sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or e-mail transmission, as of the date of the facsimile or e-mail transmission provided that an original of such facsimile or e-mail is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:
If to Seller:
Regis Properties, L.L.C.
c/o Kor Realty Group, LLC
421 South Beverly Drive, 7th Floor
Beverly Hills, CA 90212
Attention: Jeff Smith
Facsimile no. (424) 249-6901
E-mail: Jeff.Smith@thekorgroup.com
With a copy to:

Lubert-Adler Management West, Inc.
1401 Ocean Avenue, Suite 350
Santa Monica, CA 90401
Attention: Kerri Schneider
Facsimile no. (310) 496-4131
E-mail: KSchneider@lubertadler.com
With a copy to:
Iaffaldano, Shaw & Young LLP
888 South Figueroa Street, Suite 2170
Los Angeles, CA 90017
Attention: Frank W. Iaffaldano, Esq.
Facsimile no. (213) 674-4184
E-mail: Frank.Iaffaldano@isylaw.com
If to Buyer:
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, MD 20814
Attention: Thomas C. Fisher
Facsimile no. (240) 396-5763
E-mail: tfisher@pebblebrookhotels.com
With a copy to:
Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attention: J. Adam Rothstein, Esq.
Facsimile no. (248) 566-8479
E-mail: jrothstein@honigman.com
10.6	Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
10.7	Calculation of Time Periods; Time is of the Essence. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Real Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 P.M., Los Angeles time. Time is of the essence with respect to each and every term and provision of this Agreement.

10.8	Successors and Assigns. Subject to the limitations on assignment set forth in Section 10.4 above, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.9	Entire Agreement. This Agreement, together with the Exhibits and the Schedules and the Confidentiality Agreement contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.10	Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, (a) execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property, and (b) obtain sellers’ permits for any sales activities conducted at the Property prior to Closing and/or obtain “sale for resale certificates” for any Personal Property that may be sold after the Closing. The provisions of this Section 10.10 shall survive Closing.
10.11	Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. In order to expedite the transaction contemplated herein, electronic or facsimile signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the electronic or facsimiled document, are aware that the other party will rely on the electronic or facsimiled signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
10.12	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.13	Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE LAND IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND BUYER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE LAND IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE LAND IS LOCATED. BUYER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.13 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
10.14	No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
10.15	Exhibits and Schedules. The following schedules and exhibits attached hereto shall be deemed to be an integral part of this Agreement:

Schedule 1.1(a)	-	Legal Description of the Land
Schedule 1.1(e)	-	Operating Agreements
Schedule 1.1(e)(ii)	-	Equipment Leases
Schedule 1.1(h)	-	List of Leases
Schedule 1.2	-	Excluded Property
Schedule 3.1		Seller’s Documents
Schedule 3.2		-Reports
Schedule 4.4.11	-	Vouchers
Schedule 5.1(c)	-	Litigation
Schedule 5.1(e)	-	Property Violations

Exhibit A	-	Grant Deed
Exhibit B	-	Bill of Sale
Exhibit C	-	Assignment and Assumption of Operating Agreements and Intangibles
Exhibit D	-	Assignment and Assumption of Leases
Exhibit E	-	FIRPTA Certificate
Exhibit F	-	ERISA Certificate
Exhibit G	-	Food and Beverage Management Agreement
Exhibit H	-	Balconies/Artwork Holdback Agreement
Exhibit I	-	Parking Holdback Agreement
10.16	Captions. The Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Section or any subsection hereof.

10.17	Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits, schedules or amendments hereto. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

10.18	Termination of Agreement. It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.19	Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

10.20	Waiver of Jury Trial. Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

10.21	No Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

10.22	No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller. Seller and Buyer understand and agree that Seller shall not have the right to continue to market the Property and/or to negotiate with other potential Buyers of the Property until the termination of this Agreement at which time Seller shall have all such rights.

10.23	No Recordation. Subject to Section 10.2 above and any filings required to be made by Buyer with the SEC, Buyer shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records.

10.24	Liability under Deed. Buyer agrees that if Buyer has any right or claim against Seller pursuant to the warranties in the Deed, Buyer shall exhaust all of its rights and remedies against the Title Company pursuant to the Title Policy prior to bringing any claim or action against Seller in respect of such warranties.

10.25	Continuing Access to Books and Records. Throughout the period expiring on the date two (2) years from and after Closing, Seller shall make all of all books and records of Seller and the Property for the years ended December 31, 2007, 2008 and 2009 and interim periods as required by the rules and regulations of the SEC available to Buyer and Buyer’s independent accountants for inspection, copying and audit at the expense of the Buyer. Seller shall provide Buyer and/or its independent accountant with copies of, or access to, such factual information, accounting records and financial information as may be reasonably requested by Buyer or its auditors, and in the possession or control of Seller, to enable Buyer or its affiliates to file reports or registration statements in compliance with the rules and regulations of the SEC. Seller shall also, upon request, supply to Buyer letters of representation to such accountants, in reasonable form and substance. This Section 10.25 shall survive the Closing.

10.26	Like-Kind Exchange. Notwithstanding anything to the contrary in this Agreement, Buyer acknowledges and agrees that Seller shall have the right at Closing, in lieu of receiving the Purchase Price for the sale of the Property, to exchange the Property (the “Tax-Free Exchange”) in a transaction intended to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service (collectively, the “Code”). If Seller elects to effect a Tax-Free Exchange pursuant to this Section 10.25, Seller shall provide written notice to Buyer prior to Closing, in which case Seller shall enter into an exchange agreement and other exchange documents with a “qualified intermediary” (as defined in Treas. Reg. § 1.1031(k)-1(g)(4) of the Code) (the “Exchange Party”), pursuant to which Seller shall assign all of its right, title and interest under this Agreement to the Exchange Party. Buyer shall execute and deliver such documents as may be required to complete the transactions contemplated by the Tax-Free Exchange which are in form and substance reasonably acceptable to Buyer, and otherwise cooperate with Seller in all reasonable respects to effect the Tax-Free Exchange. Buyer agrees that if Seller elects to effect a Tax-Free Exchange pursuant to this Section 10.25, at Closing, Buyer shall pay the Purchase Price to the Exchange Party and direct Escrow Agent to disburse the Earnest Money to the Exchange Party. Notwithstanding the foregoing in this Section 10.25, the Tax-Free Exchange shall not diminish Buyer’s rights, nor increase Buyer’s liabilities or obligations, under this Agreement. Seller shall pay for all fees, costs and expenses in connection with the Tax-Free Exchange.

10.27	Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Buyer.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

REGIS PROPERTIES, L.L.C., a Delaware limited liability company

By:	Regis Properties Mezzanine, LLC, a Delaware limited liability company, its Managing Member

By:	Regis Properties Holding Company, LLC, a Delaware limited liability company, its Managing Member

By:	Tover Partners II, L.L.C., a Delaware limited liability company, its Managing Member

By:	Bronze Corp., an Illinois corporation its Managing Member

By:	/s/ Brad Korzen
	Name:	Brad Korzen
	Title:	Partner

S - 1

BUYER: BLUE DEVILS OWNER LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President

The undersigned acknowledges the receipt of the Earnest Money, subject to collection, and agrees to hold and disburse same strictly in accordance with the terms of this Agreement.

ESCROW AGENT: CHICAGO TITLE COMPANY
By:	/s/ Patricia M. Schlageck
	Name:	Patricia M. Schlageck
	Title:	AVP/Senior Commercial Escrow Officer

S - 2

Schedule 1.1(a)
LEGAL DESCRIPTION OF THE LAND
PARCEL A:
PARCEL 1 OF PARCEL MAP NO. 15795, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 171 PAGES 16 THROUGH 19 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL B:
NON-EXCLUSIVE EASEMENTS FOR UTILITY FACILITIES, AND FOR ACCESS, INGRESS AND EGRESS FOR MAINTENANCE AND REPAIR AND NECESSARY SUPPORT OF UNDERGROUND FOOTINGS, AS DEFINED AND CREATED BY THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS, EASEMENTS, LIMITATIONS AND RESERVATIONS RECORDED NOVEMBER 1, 1984 AS INSTRUMENT NO. 84-1308542, OFFICIAL RECORDS, WITHIN, OVER AND ACROSS THE FOLLOWING DESCRIBED LAND:
PARCEL 2 OF PARCEL MAP NO. 15795, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 171 PAGES 16, 17, 18 AND 19 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
Schedule 1.1(a)

Schedule 1.1(e)(i)

OPERATING AGREEMENTS

Vendor	Service
AC and Sons Landscaping	Lawn Maintenance

Action Duct Cleaning	Cleaning the grease traps in the kitchen

Aptech Computer Systems, Inc	License and Hosting Agreement

Bel Air Internet Commercial	High speed internet, roof lease for equipment

BMI Music Performance	Music licensing

Carrier	Cooling tower & chiller service

Changing Realities	Sustainability contract

Chem Pro	Water treatment equipment and maintenance

Coastal Carbonic	CO2, helium and propane providers

Cross Check	Check center

DMX Inc	Overhead music in various areas

Dumbell	Fitness equipment maintenance

Ecolab	Dishwasher Maintenance

Elavon	Credit card batching and settlement

Galaxy Systems	Computer software and hardware support, license and services

GBC Blue	GBC computers in Link Café Computer hardware, installation and support

GBC Blue	Installation of computers in business center

JDL	Pump Service
Schedule 1.1(e)(i)

Vendor	Service
Lodgenet	FTG television service in guestrooms

Metropolis Profit Watch	Support service for the ProfitWatch-Extension 100 Call Accounting Software

Mission Linen	Linen rental and laundry

Orkin Contract	Pest control

PGS	Night cleaning contract

Pico Cleaners	Dry cleaning

Premier Linen	Laundry service

PSAV	Audiovisual equipment and services

Quality Parking Services	Parking facility management

ScentAir	Scent DIffuser

Servidyne	Monitor and report cumulative cost/savings related to energy management

Special T Water Systems	Water softner

Taxi! Taxi!	Licensing one designated parking spot for Taxi! Taxi! Cab

Thyssenkrupp Elevator Corporation	Elevator maintenance

Tribeca Contract	Security Services

West Sanitation	Sanitation Services
Schedule 1.1(e)(i)

Schedule 1.1(e)(ii)
EQUIPMENT LEASES
1.	CBE, five (5) printers/copiers
2.	Ecolab, dishwasher
3.	Midway, van rental
4.	Coats-Warner, vertical baler
Schedule 1.1(e)(ii)

Schedule 1.1(h)

LIST OF LEASES
1.	Rooftop lease to BelAirInternet (as successor-in-interest to NoCat Networks) dated as of November 18th, 2003.
2.	License Agreement with Taxi! Taxi! Dated as of April 1st, 2006.
3.	Rooftop Lease with Option with T-Mobile West Corporation dated December 28, 2009.
Schedule 1.1(h)

Schedule 1.2

EXCLUDED PROPERTY
1.	sheratonsantamonica.com, website
2.	sheratondelfina.com, website
3.	Delphi and Meeting Broker, New Market tools software
4.	EZ Yield software
Schedule 1.2

Schedule 3.1

SELLER’S DOCUMENTS

CLASSIFICATION/DESCRIPTION

A.	OPERATING STATEMENTS

1	2010 Operating Reforecast (most recent)
2	2010 YTD Detailed Operating Statement
3	2010 Detailed Operating Budget (detailed by month)
4	2010 Balance Sheet and General Ledger Report
5	2009 Year-End Detailed Operating Statement
6	2009 Operating Statement (detailed by month)
7	2009 Balance Sheet and General Ledger Report
8	2005-2008 Year-End Detailed Operating Statements
9	2008 Operating Statement (detailed by month)
10	Audited Year-End Financial Statements — 2005-2009, if available

B.	CAPITAL EXPENDITURES

1	2010 Capital Expenditure Budget
2	2005-2009 Capital Expenditure History — Actual
3	Three, Five and Ten Year Capital Expenditure Plans
4	Product Improvement Plan (PIP), if necessary and available

C.	STAR REPORTS

1	2010 YTD STAR Report
2	2010 Monthly STAR Reports
3	2007 — 2009 Year-End STAR Reports

D.	MARKETING PLAN/MARKET MIX/PACE

1	2010 Marketing/Business Plan
2	Channel Production Report (Brand Central Res., Website, GDS, OTA, etc.)
3	2008-2010 Detailed Market Mix/Market Segmentation
4	2010 — 2012 Group Pace Reports
5	2010 Transient Pace Reports
6	List of Top Accounts by ADR and Volume — Three Year History
7	List of any promotions, coupons, etc. resulting in discounted rates
8	Advertising Contracts
9	Hotelligence Reports — prior 2 years
10	Hotel Marketing Materials — brochures, sales kit, photographs
11	Website Reviews (TripAdvisor.com, etc.)
Schedule 3.1

CLASSIFICATION/DESCRIPTION
E.	AGREEMENTS

1	Purchase & Sale Agreement (with Exhibits and Schedules)
2	Management Agreement (including all Amendments/ Right of First Offer/Refusal)
3	Franchise Agreement (Right of First Offer/Refusal)
4	Union/Collective Bargaining Agreements, if applicable

F.	LEASES/AGREEMENTS

1	Summary (and copies) of all equipment leases (cars, copiers, etc.)
2	Summary (and copies) of all service, vendor and maintenance contracts
3	Summary (and copies) of all easements, shared spaces, etc.
4	Laundry/Linen Contracts
5	Credit Card Contracts
6	Parking/Valet Agreements
7	AV Agreements

G.	TITLE/SURVEY

1	Copy of Existing Survey (certification)

H.	REAL ESTATE TAXES & INSURANCE

1	2006-2010 Real Estate Tax Bills
2	2006-2010 Personal Property Tax Bills
3	Copy of Insurance certificates (types and coverage)
4	Loss Run Reports — GL and Property
5	Copy of Sales Tax Bills for previous Three years

I.	PROPERTY CONDITION/ENVIRONMENTAL

1	Previous Property Condition Report
2	Previous Phase I Environmental Report (Phase II is applicable)
3	Asbestos O&M Plan, if applicable
4	Seismic/PML, if applicable
5	Elevator Inspection Reports
6	Fire & Life Safety Issues

J.	CERTIFICATES/WARRANTIES

1	Certificate of Occupancy
2	Summary (and copies) of all warranties/guarantees (roof, HVAC, etc.)

K.	LICENSES/PERMITS

1	Liquor License
2	Summary (and copies) of all licenses (including Renewal Dates and Fees)
3	Summary (and copies) of all permits (including Renewal Dates and Fees)
Schedule 3.1

CLASSIFICATION/DESCRIPTION

L.	HUMAN RESOURCES

1	Organizational Chart
2	Copy of Payroll
3	Summary of all insurance plans — medical, dental, vision, disability, life, other
4	Copy of Employee handbooks, manuals, etc.
5	Competitive Wage Surveys
6	Employee Turnover History
7	Employee Satisfaction Survey
8	Description of bonus programs for all employees
9	Worker’s Compensation claims and payouts history — last 5 years

M.	OPERATIONS/OTHER

1	A/R Receivable Report
2	A/P Aging Report
3	Advance Deposits (detailed list)
4	Prepaid Expenses (detailed list)
5	Copies of Utility Bills (electric, gas/steam, water, phone) — last 3 years
6	Schedule of club/trade/organization memberships
7	Current Status of PMS System
8	Summary of technology/computer systems
9	List of Software Licenses, Manuals and Proprietary Information
10	Inventories — personal property, consumable, supply, laundry, safe deposits, artwork
11	Franchise/Management Inspection Reports
12	Guest Satisfaction Survey — Scores — GSS/SALT Reports
13	Offering Memorandum (if available)
Schedule 3.1

Schedule 3.2

REPORTS
1.	Phase I Environmental Site Assessment, dated as of December 7, 2005, prepared by IVI Due Diligence Services, Inc.
2.	Property Condition Report, dated as of December 6, 2005, prepared by IVI Due Diligence Services, Inc.
3.	Seismic Risk Assessment, dated as of December 6, 2005, prepared by IVI Due Diligence Services, Inc.
4.	ALTA Survey (dated 3/5/2008, as updated on 8/17/2010)
Schedule 3.2

Schedule 4.4.11

VOUCHERS
[SEE ATTACHED]
Schedule 4.4.11

Schedule 5.1(c)

LITIGATION
None.
Schedule 5.1(c)

Schedule 5.1(e)

PROPERTY VIOLATIONS
None.
Schedule 5.1(e)

EXHIBIT A
GRANT DEED
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
______________________________
______________________________
______________________________
GRANT DEED
The undersigned grantor declares:

Documentary transfer tax is shown by an unrecorded separate affidavit pursuant to R & T Code §11932
☑ computed on full value of property conveyed, or

☐ computed on full value, less value of liens and encumbrances remaining at time of sale
     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, REGIS PROPERTIES, L.L.C., a Delaware limited liability company (“Grantor”), hereby GRANTS to ___________________________, a _________________ (the “Grantee”), all improvements located on certain land located in the City and County of Los Angeles, California, and being more particularly described in Schedule 1 attached hereto and incorporated herein by reference, together with Grantor’s right, title and interest, if any, in and to the land on which such improvements are located and any and all easements and appurtenances pertaining thereto, subject to all exceptions to title disclosed by the public record.
Exhibit A

     IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of ____________________, 2010.

REGIS PROPERTIES, L.L.C., a Delaware limited liability company
By:	Regis Properties Mezzanine, LLC,
a Delaware limited liability company,
its Managing Member

By:	Regis Properties Holding Company, LLC,
a Delaware limited liability company,
its Managing Member

By:	Tover Partners II, L.L.C.,
a Delaware limited liability company,
its Managing Member

By:	Bronze Corp.,
an Illinois corporation
its Managing Member

By:	___________________
	Name:	___________________
	Title:	___________________

Exhibit A

SCHEDULE 1 TO EXHIBIT A
LEGAL DESCRIPTION
Exhibit A

ACKNOWLEDGMENT
ACKNOWLEDGMENT
State of California
County of ____________________
On ______________________ before me, ______________________________________________________________,
(here insert name and title of the officer)
Personally appeared ___________________________________________________________________________________

,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ________________________
(Seal)
Exhibit A

EXHIBIT B
BILL OF SALE
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______________, a _________________ (“Seller”), in connection with the sale of certain real property located in Los Angeles County, California, which is more particularly described in the Purchase Agreement (as defined below), hereby grants, assigns, transfers, conveys and delivers to _________________, ___________________, without recourse and without any representation or warranty whatsoever, express or implied, other than as set forth in a certain Purchase and Sale Agreement and Joint Escrow Instructions dated ___________, 2010 pursuant to which this Bill of Sale is given, all of Seller’s right, title and interest in and to the “Personal Property” and “Consumable Inventory”, as such terms are defined in that certain Agreement of Purchase and Sale and Escrow Instructions dated as of ____________, 2010, between Seller and _________________________, as amended from time to time. This Bill of Sale shall be governed by the laws of the State of California.
     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of ______________, 2010.

________________________,
a ______________________

By:	________________________________
	Name:	___________________________
	Title:	___________________________

Exhibit B

EXHIBIT C
ASSIGNMENT AND ASSUMPTION OF OPERATING
AGREEMENTS AND INTANGIBLES
     THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS AND INTANGIBLES (this “Assignment”) is made as of ________________, 2010, by ___________________, a ___________________ (“Seller”), in favor of ____________________, a ________________ (“Buyer”).
RECITALS
     A. Seller is the owner of certain property commonly known as the “Sheraton Delfina” located in the County of Los Angeles, State of California.
     B. Seller and Buyer, have entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______ __, 2010 (as amended, the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon, on the terms and conditions stated in the Purchase Agreement. All terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.
     C. Pursuant to the Purchase Agreement, Seller has agreed to assign to Buyer all of Seller’s right, title and interest to (a) the Operating Agreements and (b) the Intangibles.
     NOW, THEREFORE, Seller and Buyer agree as follows:
     1. Assignment. Seller hereby sells, assigns, transfers and conveys to Buyer, without recourse and without representation or warranty (except to the extent expressly provided in the Purchase Agreement), all of Seller’s right, title and interest in and to (a) the Operating Agreements and (b) the Intangibles.
     2. Assumption. Buyer hereby assumes the benefits of Seller and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller under or in connection with (a) the Operating Agreements and (b) the Intangibles that arise or accrue from and after the date of this Assignment.
     3. Indemnity. Seller hereby indemnifies, agrees to defend and holds harmless Buyer of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees and costs, which may be incurred by Buyer on account of any claims made by any vendors under the Operating Agreements for the breach thereof relating to acts or omissions occurring prior to the date hereof. The foregoing indemnity of Seller shall be subject to the limitation set forth in Section 5.3 of the Purchase Agreement as if claims made under the foregoing were for breach of a warranty and representation set forth in such Section 5.3. Buyer hereby indemnifies, agrees to defend and holds harmless Seller of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees and costs, which may be incurred by Seller on account of any claims made by any vendors under the Operating Agreements for the breach thereof relating to acts or omissions occurring on and after the date hereof.
Exhibit C

     4. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
     5. Governing Law. This Assignment shall be governed by the laws of the State of California.
     6. Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Assignment or to collect damages as a result of the breach of any of the provisions of this Assignment, the prevailing party in such action or proceeding, including, without limitation, any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.
     7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
     8. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.
     IN WITNESS WHEREOF, Buyer and Seller have executed this Assignment as of the date first above written.

SELLER:
___________________________,
___________________________

By:
Name:
Its:

BUYER:
_______________________,
a ______________________

By:
Name:
Its:

Exhibit C

EXHIBIT D
ASSIGNMENT AND ASSUMPTION OF LEASES
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of _________________, 2010, by ___________________, a ___________________ (“Seller”), in favor of ____________________, a ________________ (“Buyer”).
RECITALS
     A. Seller is the owner of certain property commonly known as the “Sheraton Delfina” located in the County of Los Angeles, State of California.
     B. Seller and Buyer, have entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______ __, 2010 (as amended, the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon, on the terms and conditions stated in the Purchase Agreement. All terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.
     C. Pursuant to the Purchase Agreement, Seller has agreed to assign to Buyer all of Seller’s right, title and interest to those certain leases described in Exhibit A attached hereto (collectively, the “Leases”).
     NOW, THEREFORE, Seller and Buyer agree as follows:
     1. Assignment. Seller hereby sells, assigns, transfers and conveys to Buyer, without recourse and without representation or warranty (except to the extent expressly provided in the Purchase Agreement), all of Seller’s right, title and interest in and to the Leases.
     2. Assumption. Buyer hereby assumes the benefits of Seller and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller under the Leases that arise or accrue from and after the date of this Assignment.
     3. Indemnity. Seller hereby indemnifies, agrees to defend and holds harmless Buyer of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees and costs, which may be incurred by Buyer on account of any claims made by any of the tenants under the Leases for the breach thereof relating to acts or omissions occurring prior to the date hereof. The foregoing indemnity of Seller shall be subject to the limitation set forth in Section 5.3 of the Purchase Agreement as if claims made under the foregoing were for breach of a warranty and representation set forth in such Section 5.3. Buyer hereby indemnifies, agrees to defend and holds harmless Seller of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees and costs, which may be incurred by Seller on account of any claims made by any of the tenants under the Leases for the breach thereof relating to acts or omissions occurring on and after the date hereof.
     4. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
Exhibit D

     5. Governing Law. This Assignment shall be governed by the laws of the State of California.
     6. Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Assignment or to collect damages as a result of the breach of any of the provisions of this Assignment, the prevailing party in such action or proceeding, including, without limitation, any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs actually incurred, in addition to any other relief awarded by the court.
     7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
Exhibit D

     IN WITNESS WHEREOF, Buyer and Seller have executed this Assignment as of the date first above written.

SELLER:
________________________,
________________________

By:
Name:
Its:

BUYER:
_______________________,
a ______________________

By:
Name:
Its:

Exhibit D

Exhibit A to Assignment of Leases
List of Leases
Exhibit D

EXHIBIT E
FIRPTA CERTIFICATE
CERTIFICATIONS OF NON-FOREIGN STATUS
A. Federal FIRPTA Certificate
     To inform _____________________, a ____________________ (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property located in ___________, ________ by _____________________, a ________________ (“Transferor”), Transferor hereby certifies to Transferee:
     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
     2. Transferor’s U.S. tax identification number is ______________; and
     3. Transferor’s office address is ____________________ ___________________________________________________________________________________________.
     Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.
     Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.
B. State of California-California Resident/Non-Resident Affidavit
     Sections 18805 and 26131 of the Revenue and Taxation Code provide that a buyer may be required to withhold 3 1/3% of the sales price of the California real property sold by a non-resident seller, unless the sales price of the property is less than $100,000.00.
     Transferor hereby certifies that Transferor is a partnership as determined in accordance with Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.
     Transferor understands that this certificate may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.
Exhibit E

Dated as of _______________, 2010
____________________________,
a ___________________________

By:
Name:
Its:

Exhibit E

EXHIBIT F
ERISA CERTIFICATE
________, 2010
Regis Properties, L.L.C.
c/o Kor Realty Group, LLC
421 South Beverly Drive, 7th Floor
Los Angeles, California 90212
Attention: Jeff Smith
     Re: Sheraton Delfina
Dear Jeff:
     The undersigned represents to you that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and that it is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.
Very truly yours,
________________________________ ,
________________________________

By:
Name:
Its:

Exhibit F

EXHIBIT G
FOOD AND BEVERAGE MANAGEMENT AGREEMENT
INTERIM ALCOHOLIC BEVERAGE AGREEMENT
          This INTERIM ALCOHOLIC BEVERAGE AGREEMENT (“Agreement”) is made, as of the __ day of October, 2010 by and between KOR Hotels, L.L.C., a California limited liability company, (“Licensee”), Blue Devils Lessee, LLC, a Delaware limited liability company (“Manager”) and Blue Devils Owner, LLC, a Delaware limited liability company (Owner”).
          The purpose of this Agreement is to clarify the rights and obligations of the parties with respect to responsibility for the operation of the alcoholic beverage business (the “Business”) at the Hotel currently known as the Sheraton Delfina, 530 Pico Boulevard, Santa Monica, California (the “Hotel”), during the pendency of the transfer of the alcoholic beverage license and alcoholic beverage inventory from Licensee to Manager.
          1. Licensee agrees to transfer the License to Manager, and Owner agrees to cause Manager to file for transfer of the License as soon as reasonably possible. Licensee agrees to cooperate in the transfer of the License, the opening of the escrow and the completion of all necessary paperwork. Owner agrees to pay or arrange for payment of all escrow, application and transfer fees.
          2. During the term of this Agreement, Licensee shall be responsible for the operation of the Business at the Hotel, and Owner hereby grants Licensee the right to enter onto the Hotel premises and to use same as may be necessary for that purpose. Until such time as the California Department of Alcoholic Beverage Control (“CABC”) approves the transfer of the Liquor License to Manager, Manager shall operate the Business as the manager thereof on behalf of Licensee and shall assure compliance with all laws pertaining to the operation of the Business. Owner hereby consents to Manager’s operation of the Business on behalf of and pursuant to the direction and control of Licensee.
Exhibit G

          3. Title to the Inventory shall remain in Licensee until the CABC approves the transfer of the Liquor License to Manager. Until such time, all proceeds from the operation of the Business at the Hotel shall be applied to the operating expenses of the Business.
          4. Manager and Owner agree to indemnify Licensee against any and all loss, cost, liability and expense (including attorneys fees) that may arise from Manager’s management of the Business; provided, however, such indemnity shall not apply to any matter that relates to an event that occurred prior to the date hereof, or that arose due to Licensee’s negligence or willful misconduct. Manager and Owner agree to provide all customary insurance coverages at the Hotel and to name Licensee as an additional insured on such policies for the term of this Agreement.
          5. Licensee and Manager shall not be construed as partners, joint venture partners or as having an employer or employee relationship, and nothing contained herein shall be construed to the contrary.
          6. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto.
               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date stated above.

(Licensee)	(Manager)
KOR HOTELS, L.L.C.	BLUE DEVILS LESSEE, LLC

By __________________	By: _____________________
(Owner)
BLUE DEVILS OWNER, LLC
By ___________________
Exhibit G

Exhibit H
Form Balconies/Artwork Holdback Agreement
BALCONIES/ARTWORK HOLDBACK AGREEMENT
(Balconies/Artwork Letter Holdback: Escrow No. _____________)
          This Balconies/Artwork Holdback Agreement (this “Agreement”) dated as of October ___, 2010 is made by and among REGIS PROPERTIES, L.L.C., a Delaware limited partnership (“Seller”), and ______________, a ___________________ (“Buyer”), and CHICAGO TITLE COMPANY, a ____________ corporation (“Chicago”).
RECITALS
     A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October __, 2010 (the “Purchase Agreement”), with respect to that certain real property located in the City of Santa Monica, County of Los Angeles, State of California, commonly known as “Sheraton Delfina” as more particularly described in the Purchase Agreement. All capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.
     B. Pursuant to Section 1.10 of the Purchase Agreement, Seller has agreed to pursue obtaining the Certificate of Compliance, as further described in the Purchase Agreement.
     C. Seller and Buyer desire to escrow certain funds to be used, subject to the terms and conditions hereof, to compensate Buyer in the event of Seller’s failure to timely deliver the Certificate of Compliance.
     D. Seller and Buyer agreed pursuant to the terms of the Purchase Agreement to enter into an escrow agreement with respect to the Certificate of Compliance on the terms set forth below.
AGREEMENT
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Deposit of Funds; Appointment of Chicago.
               a. Upon closing of Escrow No. _____________, Seller shall cause Chicago to deposit the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) from funds otherwise due to Seller under the Purchase Agreement into an interest bearing deposit account with Chicago to be known as the “Delfina Balconies/Artwork Account” (the “Escrow Account”). All interest and other income earned on amounts deposited from time to time into the Escrow Account shall be reported to applicable tax authorities under REGIS PROPERTIES, L.L.C.’s taxpayer identification number; provided, however, that the party ultimately receiving such interest and other income shall be responsible for paying the applicable taxes with respect to the same and in the event both Buyer and Seller receive such interest, the applicable taxes shall be prorated in proportion to the amount of interest received.
Exhibit H

               b. Seller and Buyer hereby irrevocably appoint Chicago to act as escrow and disbursement agent with respect to the Escrow Account. Chicago hereby accepts such appointment, and assigns No. __________________ to this transaction.
          2. Conditions for Disbursements.
               a. The funds on deposit in the Escrow Account, including without limitation, all interest accrued thereon, shall be held therein until all of such funds are either (i) released to Seller pursuant to the provisions Section 2.b, below and/or (ii) released to Buyer pursuant to the provisions of Section 2.c, below.
               b. In the event Seller has delivered to Buyer the Certificate of Compliance on or before December 31, 2011 (the “Certificate of Compliance Deadline”), Seller shall deliver written notice to Chicago (with a copy to Buyer) of such delivery and a copy of the Certificate of Compliance together with a request for disbursement of all funds from the Escrow Account and Chicago shall release all funds from the Escrow Account to Seller within five (5) after receipt of such notice.
               c. In the event that Seller fails to timely deliver the Certificate of Compliance to Buyer, upon written notice from Buyer to Chicago, Chicago shall release all funds from the Escrow Account to Buyer within five (5) business days after the Certificate of Compliance Deadline, without any further instructions or requests from either Buyer or Seller so long as Chicago has not received evidence, including a copy of the Certificate of Compliance, from Seller within three (3) business days after expiration of the Certificate of Compliance Deadline, that Seller timely delivered the Certificate of Compliance; and (ii) Seller shall have no further obligations or liability with respect to the delivery of the Certificate of Compliance.
          3. Interest and Charges. All funds from time to time on deposit in the Escrow Account shall earn interest at the standard money market rates in effect at the bank where the funds in the Escrow Account are deposited by Chicago from time to time. All interest earned on amounts from time to time on deposit in the Escrow Account shall be credited monthly and shall be deposited into the Escrow Account upon each date of crediting. All fees and other costs that Chicago may incur in connection with this Agreement and maintaining the Escrow Account shall be estimated by Chicago and prepaid fifty percent (50%) by Seller and fifty percent (50%) by Buyer through the closing of Escrow No. _________________. Chicago shall promptly refund any unused portion of such prepaid fees and costs to Seller and Seller and Buyer agree to pay (in equal shares) any excess fees and costs reasonably incurred by Chicago upon Chicago’s written request for the same.
          4. Escrow Custodian Only. Chicago, licensed by the State of California Department of Insurance, is acting herein in the capacity of an escrow holder or custodian, and not as a title company, and no other duty or obligation is expressed or implied.
          5. Term. This Agreement shall be and remain in full force and effect until the date on which all funds on deposit in the Escrow Account have been disbursed to Seller or Buyer in accordance with Sections 2.b, or 2.c, above.
Exhibit H

          6. Assignment; Binding Effect. The rights and obligations under this Agreement may not be assigned by Chicago without the prior express written consent of Seller and Buyer, which consent may be granted or withheld in Seller’s or Buyer’s sole and absolute discretion, as applicable. The rights and obligations under this Agreement may not be assigned by Seller or Buyer without the prior written approval of the other party, which approval shall not be unreasonably withheld. Each of the provisions hereof shall be binding upon and inure to the benefit of Seller, Buyer and Chicago and, subject to the foregoing, their respective legal representatives, successors and assigns.
          7. Notices. All notices to be given under this Agreement shall be in writing and shall be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered or express mail, return receipt requested, or when delivered in person or by reputable overnight courier providing a delivery receipt, to the appropriate address set forth below or to such other address as may be hereinafter designated by any party at least five (5) days in advance by proper notice to the other parties hereto:
If to Seller:
Regis Properties, L.L.C.
c/o Kor Realty Group, LLC
421 South Beverly Drive, 7th Floor
Beverly Hills, CA 90212
Attention: Jeff Smith
Facsimile no. (424) 249-6901
E-mail: Jeff.Smith@thekorgroup.com
With a copy to:
Lubert-Adler Management West, Inc.
1401 Ocean Avenue, Suite 350
Santa Monica, CA 90401
Attention: Kerri Schneider
Facsimile no. (310) 496-4131
E-mail: KSchneider@lubertadler.com
With a copy to:
Iaffaldano, Shaw & Young LLP
888 South Figueroa Street, Suite 2170
Los Angeles, CA 90017
Attention: Frank W. Iaffaldano, Esq.
Facsimile no. (213) 674-4184
E-mail: Frank.Iaffaldano@isylaw.com
If to Buyer:
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Exhibit H

Bethesda, MD 20814
Attention: Thomas C. Fisher
Facsimile no. (240) 396-5763
E-mail: tfisher@pebblebrookhotels.com
With a copy to:
Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attention: J. Adam Rothstein, Esq.
Facsimile no. (248) 566-8479
E-mail: jrothstein@honigman.com
          8. Judicial Reference of Disputes. All controversies arising out of this Agreement, including any resolution as to Objected to Amounts, shall be heard by a referee pursuant to the provisions of the California Code of Civil Procedure Section 638, et seq. The parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to Sections 638 et seq. of the California Code of Civil Procedure. The cost of such proceeding shall initially be borne equally by the parties. However, the prevailing party shall be entitled, in addition to all other costs, to the costs of the referee as an item of recoverable costs. Notwithstanding the foregoing, the parties may mutually agree to binding arbitration of any dispute arising out of this Agreement.
          9. Miscellaneous. All section headings herein are included only for convenience of reference and are not intended to limit or amplify any term or provision of this Agreement. The Recitals hereto are hereby incorporated into and made a part of this Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended in any way except by the written agreement of all such parties. No provision of this Agreement or right hereunder can be waived nor shall any party be released from its obligations hereunder except by a writing duly executed by the other parties. Where necessary herein, all terms used in the singular shall apply to the plural and all terms used in the neuter shall apply to the masculine and feminine genders. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, then the same shall in no way affect any other provisions of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of the other provisions of this Agreement. This Agreement may be executed by facsimile or scanned e-mail signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of action, suit, proceeding or arbitration to enforce any term of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, as determined by the court or arbitrator, all of the prevailing party’s or parties’ costs and expenses, including attorneys’ fees, incurred by the prevailing party or parties in connection therewith.
Exhibit H

SELLER:
,

By:
Name:
Its:

BUYER:
,
a

By:
Name:
Its:

TITLE COMPANY:
CHICAGO TITLE COMPANY,
a __________ corporation

By:
Name:
Title:

Exhibit H

Exhibit I
Form Parking Holdback Agreement
PARKING HOLDBACK AGREEMENT
(Parking Letter Holdback: Escrow No. _____________)
          This Parking Holdback Agreement (this “Agreement”) dated as of October ___, 2010 is made by and among REGIS PROPERTIES, L.L.C., a Delaware limited partnership (“Seller”), and ______________, a ___________________ (“Buyer”), and CHICAGO TITLE COMPANY, a ____________ corporation (“Chicago”).
RECITALS
     A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October __, 2010 (the “Purchase Agreement”), with respect to that certain real property located in the City of Santa Monica, County of Los Angeles, State of California, commonly known as “Sheraton Delfina” as more particularly described in the Purchase Agreement. All capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.
     B. Seller and Buyer desire to escrow certain funds, subject to the terms and conditions hereof.
     C. Seller and Buyer agreed pursuant to the terms of the Purchase Agreement to enter into an escrow agreement with respect to the parking at the Property on the terms set forth below.
AGREEMENT
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Deposit of Funds; Appointment of Chicago.
               a. Upon closing of Escrow No. _____________, Seller shall cause Chicago to deposit the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) from funds otherwise due to Seller under the Purchase Agreement into an interest bearing deposit account with Chicago to be known as the “Delfina Parking Account” (the “Escrow Account”). All interest and other income earned on amounts deposited from time to time into the Escrow Account shall be reported to applicable tax authorities under REGIS PROPERTIES, L.L.C.’s taxpayer identification number; provided, however, that the party ultimately receiving such interest and other income shall be responsible for paying the applicable taxes with respect to the same and in the event both Buyer and Seller receive such interest, the applicable taxes shall be prorated in proportion to the amount of interest received.
               b. Seller and Buyer hereby irrevocably appoint Chicago to act as escrow and disbursement agent with respect to the Escrow Account. Chicago hereby accepts such appointment, and assigns No. __________________ to this transaction.
Exhibit I

          2. Conditions for Disbursements.
               a. The funds on deposit in the Escrow Account, including without limitation, all interest accrued thereon, shall be held therein until all of such funds are either (i) released to Seller pursuant to the provisions of Section 2.b, below, (ii) released to both Buyer and Seller pursuant to the provisions of Section 2.c, below, or (iii) released to Buyer pursuant to the provisions of Section 2.d, below.
               b. In the event the Development Agreement is amended to allow Buyer to charge all guests for parking (the “Parking Escrow Full Release Condition”) on or before December 31, 2011 (the “Parking Deadline”), Seller shall deliver to Chicago (with a copy to Buyer) a copy of such amendment to the Development Agreement together with a written request for disbursement of all funds from the Escrow Account and Chicago shall release all funds from the Escrow Account to Seller within five (5) after receipt of said request.
               c. In the event the Parking Escrow Full Release Condition does not occur on or before the Parking Deadline, Buyer shall, within five (5) days after the Parking Deadline, deliver to Chicago (with a copy to Seller) reasonable evidence of the gross parking revenue at the Property for calendar year 2011 (the “2011 Parking Revenue”) and if the Parking Revenue is equal to or greater than Seven Hundred Seventy-Five Thousand Dollars ($775,000) (the “Parking Escrow Partial Release Condition”), Chicago shall release fifty percent (50%) of the funds from the Escrow Account to Seller and the remaining balance of funds in the Escrow Account to Buyer, within five (5) days after Chicago’s receipt of said evidence.
               d. In the event neither the Parking Escrow Full Release Condition nor the Parking Escrow Partial Release Condition has occurred on or before the Parking Deadline, upon written notice from Buyer to Chicago, Chicago shall release all funds from the Escrow Account to Buyer within five (5) business days after the Parking Deadline, without any further instructions or requests from either Buyer or Seller.
          3. Interest and Charges. All funds from time to time on deposit in the Escrow Account shall earn interest at the standard money market rates in effect at the bank where the funds in the Escrow Account are deposited by Chicago from time to time. All interest earned on amounts from time to time on deposit in the Escrow Account shall be credited monthly and shall be deposited into the Escrow Account upon each date of crediting. All fees and other costs that Chicago may incur in connection with this Agreement and maintaining the Escrow Account shall be estimated by Chicago and prepaid fifty percent (50%) by Seller and fifty percent (50%) by Buyer through the closing of Escrow No. _________________. Chicago shall promptly refund any unused portion of such prepaid fees and costs to Seller and Seller and Buyer agree to pay (in equal shares) any excess fees and costs reasonably incurred by Chicago upon Chicago’s written request for the same.
          4. Escrow Custodian Only. Chicago, licensed by the State of California Department of Insurance, is acting herein in the capacity of an escrow holder or custodian, and not as a title company, and no other duty or obligation is expressed or implied.
          5. Term. This Agreement shall be and remain in full force and effect until the date on which all funds on deposit in the Escrow Account have been disbursed to Seller and/or
Exhibit I

Buyer in accordance with Sections 2.b, 2.c, or 2.d, above.
          6. Assignment; Binding Effect. The rights and obligations under this Agreement may not be assigned by Chicago without the prior express written consent of Seller and Buyer, which consent may be granted or withheld in Seller’s or Buyer’s sole and absolute discretion, as applicable. The rights and obligations under this Agreement may not be assigned by Seller or Buyer without the prior written approval of the other party, which approval shall not be unreasonably withheld. Each of the provisions hereof shall be binding upon and inure to the benefit of Seller, Buyer and Chicago and, subject to the foregoing, their respective legal representatives, successors and assigns.
          7. Notices. All notices to be given under this Agreement shall be in writing and shall be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered or express mail, return receipt requested, or when delivered in person or by reputable overnight courier providing a delivery receipt, to the appropriate address set forth below or to such other address as may be hereinafter designated by any party at least five (5) days in advance by proper notice to the other parties hereto:
If to Seller:
Regis Properties, L.L.C.
c/o Kor Realty Group, LLC
421 South Beverly Drive, 7th Floor
Beverly Hills, CA 90212
Attention: Jeff Smith
Facsimile no. (424) 249-6901
E-mail: Jeff.Smith@thekorgroup.com
With a copy to:
Lubert-Adler Management West, Inc.
1401 Ocean Avenue, Suite 350
Santa Monica, CA 90401
Attention: Kerri Schneider
Facsimile no. (310) 496-4131
E-mail: KSchneider@lubertadler.com
With a copy to:
Iaffaldano, Shaw & Young LLP
888 South Figueroa Street, Suite 2170
Los Angeles, CA 90017
Attention: Frank W. Iaffaldano, Esq.
Facsimile no. (213) 674-4184
E-mail: Frank.Iaffaldano@isylaw.com
Exhibit I

If to Buyer:
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, MD 20814
Attention: Thomas C. Fisher
Facsimile no. (240) 396-5763
E-mail: tfisher@pebblebrookhotels.com
With a copy to:
Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attention: J. Adam Rothstein, Esq.
Facsimile no. (248) 566-8479
E-mail: jrothstein@honigman.com
           8. Judicial Reference of Disputes. All controversies arising out of this Agreement, including any resolution as to Objected to Amounts, shall be heard by a referee pursuant to the provisions of the California Code of Civil Procedure Section 638, et seq. The parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to Sections 638 et seq. of the California Code of Civil Procedure. The cost of such proceeding shall initially be borne equally by the parties. However, the prevailing party shall be entitled, in addition to all other costs, to the costs of the referee as an item of recoverable costs. Notwithstanding the foregoing, the parties may mutually agree to binding arbitration of any dispute arising out of this Agreement.
          9. Miscellaneous. All section headings herein are included only for convenience of reference and are not intended to limit or amplify any term or provision of this Agreement. The Recitals hereto are hereby incorporated into and made a part of this Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended in any way except by the written agreement of all such parties. No provision of this Agreement or right hereunder can be waived nor shall any party be released from its obligations hereunder except by a writing duly executed by the other parties. Where necessary herein, all terms used in the singular shall apply to the plural and all terms used in the neuter shall apply to the masculine and feminine genders. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, then the same shall in no way affect any other provisions of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of the other provisions of this Agreement. This Agreement may be executed by facsimile or scanned e-mail signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of action, suit, proceeding or arbitration to enforce any term of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party
Exhibit I

or parties, as determined by the court or arbitrator, all of the prevailing party’s or parties’ costs and expenses, including attorneys’ fees, incurred by the prevailing party or parties in connection therewith.

SELLER:
,

By:
Name:
Its:

BUYER:
,
a

By:
Name:
Its:

TITLE COMPANY:
CHICAGO TITLE COMPANY,
a __________ corporation

By:
Name:
Title:

Exhibit I